                                                                EXHIBIT 10.03

________________________________________________________________________________


                               AGREEMENT OF LEASE


                                    between


          LIBERTY CENTER VENTURE, A PENNSYLVANIA GENERAL PARTNERSHIP,
             COMPRISED OF METROPOLITAN LIFE INSURANCE COMPANY AND
                GRANT LIBERTY DEVELOPMENT GROUP ASSOCIATES; AND
             GRANT STREET ASSOCIATES, INC., AS THE COURT APPOINTED
                     RECEIVER FOR LIBERTY CENTER VENTURE,


                                                Landlord,


                                      and


                           FEDERATED INVESTORS, INC.


                                                  Tenant.


                                FOR PREMISES IN

                         THE FEDERATED INVESTORS TOWER


                          DATED AS OF JANUARY 1, 1993

________________________________________________________________________________

                               TABLE OF CONTENTS

Article and Title                                                       Page
-----------------                                                       ----
ARTICLE 1 - DEFINITIONS..................................................  2

ARTICLE 2 - AGREEMENT TO LEASE; TERM; RIGHT TO LEASE
            AVAILABLE SPACE; RIGHT TO REDUCE SIZE OF PREMISES............ 11

ARTICLE 3 - BASIC RENT................................................... 17

ARTICLE 4 - ADDITIONAL RENT.............................................. 20

ARTICLE 5 - USE OF PREMISES.............................................. 24

ARTICLE 6 - LANDLORD PAYMENTS,
            TENANT IMPROVEMENT ALLOWANCES, UPGRADES...................... 24

ARTICLE 7 - ALTERATIONS.................................................. 28

ARTICLE 8 - BUILDING SERVICES............................................ 31

ARTICLE 9 - ASSIGNMENT AND SUBLETTING'................................... 35

ARTICLE 10 - ACCESS TO PREMISES.......................................... 38

ARTICLE 11 - REPAIRS..................................................... 39

ARTICLE 12 - SURRENDER OF PREMISES....................................... 40

ARTICLE 13 - TENANT LIABILITY, INDEMNIFICATION AND INSURANCE............. 41

ARTICLE 14 - FIRE OR OTHER HAZARD........................................ 44

ARTICLE 15 - SUBORDINATION, MORTGAGEE'S APPROVAL AND ATTORNMENT.......... 47

ARTICLE 16 - RECORDATION................................................. 48

ARTICLE 17 - CONDEMNATION................................................ 48

ARTICLE 18 - ESTOPPEL CERTIFICATES....................................... 50

ARTICLE 19 - BANKRUPTCY.................................................. 51

ARTICLE 20 - DEFAULTS AND REMEDIES....................................... 51

ARTICLE 21 - NON-WAIVER.................................................. 54

ARTICLE 22 - EXONERATION................................................. 54

ARTICLE 23 - QUIET ENJOYMENT............................................. 55

ARTICLE 24 - LANDLORD'S REPRESENTATIONS AND  COVENANTS....................55

ARTICLE 25 - SPRINKLERS.................................................. 56

ARTICLE 26 - UNAVOIDABLE DELAY........................................... 57

ARTICLE 27 - SUCCESSORS.................................................. 57

ARTICLE 28 - GOVERNING LAW............................................... 57

ARTICLE 29 - SEVERABILITY................................................ 57

ARTICLE 30 - CAPTIONS.................................................... 57

ARTICLE 31 - GENDER...................................................... 58

ARTICLE 32 - NOTICES..................................................... 58

ARTICLE 33 - BROKERS..................................................... 60

ARTICLE 34 - EXECUTION/COUNTERPARTS...................................... 60

ARTICLE 35 - RULES AND REGULATIONS....................................... 60

ARTICLE 36 - NO REPRESENTATIONS BY LANDLORD.............................. 60

ARTICLE 37 - EXHIBITS.................................................... 61

ARTICLE 38 - ENTIRE AGREEMENT............................................ 61

ARTICLE 39 - ALTERNATIVE DISPUTE RESOLUTION.............................. 61

ARTICLE 40 - RECOUPMENT.................................................. 63

ARTICLE 41 - MISCELLANEOUS............................................... 64

EXHIBITS
--------

          "A"    -  Legal Description of Land
          "A-1"  -  Plan of Premises
          "B"    -  Calculation of Rentable Area
          "C"    -  Additional Rent Template
          "D"    -  Permitted Exceptions
          "E"    -  Form of Space Report
          "F"    -  Outstanding Obligations under the Existing Lease
          "G"    -  Electricity "Base Line" Calculation
          "H"    -  Rules and Regulations
          "I"    -  Payment Dates of Tenant Improvement And Refurbishment
                    Allowances
          "J"    -  Building Standard Cleaning and Janitorial Services
          "K"    -  Form of Memorandum of Lease

                              AGREEMENT OF LEASE
                              ------------------


          THIS LEASE is dated as of the 1st day of January, 1993, between LIBERTY CENTER VENTURE, a Pennsylvania General Partnership, comprised of Metropolitan Life Insurance Company and Grant Liberty Development Group Associates; and GRANT STREET ASSOCIATES, INC., as the Court Appointed Receiver for Liberty Center Venture, (collectively called the "Landlord") and FEDERATED INVESTORS, INC., a Pennsylvania corporation, having its principal office at Federated Investors Tower, Liberty Center, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (the "Tenant").

                                  WITNESSETH:
                                  ----------

          WHEREAS, Landlord is the owner of certain land ("Land") situate in the City of Pittsburgh, Allegheny County, Pennsylvania as more particularly described in Exhibit "A" attached hereto; and

          WHEREAS, Landlord has developed a mixed use development upon the Land (the "Project") including a first class general office building ("Building"), a parking garage ("Parking Garage"), a podium ("Podium") and a hotel ("Hotel") each as further defined in Section 1.1; and

          WHEREAS, by Order of Court dated June 15, 1993, Grant Street Associates, Inc. was appointed as the Receiver for Liberty Center Venture by the Court of Common Pleas of Allegheny County, Pennsylvania; and

          WHEREAS, Tenant leases space in the Building pursuant to an Agreement of Lease dated November 30, 1984 between Tenant and Grant Liberty Development Group Associates ("Original Lessor"); and

          WHEREAS, such lease was amended pursuant to the provisions of (i) the First Amendment to Lease between Original Lessor and Tenant dated August 13, 1986; (ii) the Second Amendment to Lease between Original Lessor and Tenant dated December 4, 1986; (iii) the Third Amendment to Lease Agreement between Liberty Center Venture and Tenant dated September 13, 1990; (iv) the Fourth Amendment to Lease Agreement between Liberty Center Venture and Tenant dated July 10, 1992; and (v) the Fifth Amendment to Lease Agreement between Liberty Center Venture and Tenant dated December 8, 1993 (the lease as amended shall be referred to herein as the "Existing Lease"); and

          WHEREAS, Tenant and Landlord wish to enter into this Lease and thereby terminate and replace the Existing Lease; and

          WHEREAS, Grant Street Associates, Inc. has joined in this Lease as Receiver for Liberty Center Venture; and

          WHEREAS, this Lease shall continue in full force and effect in the event that the appointment of Grant Street Associates, Inc. as Receiver for Liberty Center Venture is reversed, overturned or otherwise terminated by subsequent judicial action.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

          1.1 For the purpose of this Lease, the following terms shall have the following meanings:

               (a) "Additional Rent" shall mean Operating Rent and any other amounts required to be paid by Tenant to Landlord under this Lease other than Basic Rent.

               (b) "Additional Variable Operating Expenses" shall have the meaning as set forth in Section 1.1(nn) (i) (E).

               (c)  "Advisor" shall have the meaning as set forth in Section
39(c).

               (d)  Intentionally deleted.

               (e) "After Hours" shall have the meaning as set forth in Section 8.1(a) (iii).

               (f)  "AIREA" shall have the meaning as set forth in Section
3.1(b).

               (g)  "Available Space" shall have the meaning as set forth in
Section 2.4.

               (h)  "Bankruptcy Code" shall have the meaning as set forth in
Article 40.

               (i) "Base Year" shall mean the period of twelve consecutive months commencing on January 1, 1993, and ending on December 31, 1993.

               (j) "Basic Rent" shall have the meaning as set forth in Section 3.1.

               (k) "Building" shall mean that first class twenty-seven (27) story office building located at 11th Street and Liberty Avenue at Grant Street, Pittsburgh, Pennsylvania known as the Federated Investors Tower.

               (l) "Building Holidays" shall mean those days designated as holidays by the New York Stock Exchange from time to time including, but not limited to, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas Day.

               (m) "Central Mechanical Room" shall mean the mechanical room serving both the Building and the Hotel as shown on Exhibit "A-1".

               (n)  "Code" shall have the meaning as set forth in Section
7.1(e).

               (o)  "Commencement Date" shall mean January 1, 1993.

               (p) "Common Areas" shall mean those areas in the Building used in common by Tenant and other tenants of the Office Area.

               (q) "Diesel Fuel Pump Room" shall be that room located within the Parking Garage containing Tenant's diesel fuel pumps and diesel fuel storage for supply to Tenant's emergency electrical generators located in the UPS Room.

               (r)  "Event of Default" shall have the meaning as set forth in
Section 20.1

               (s) "Existing Lease" shall have the meaning as set forth in the preamble to this Agreement.

               (t)  "Expansion Notice" shall have the meaning as set forth in
Section 2.4(a).

               (u)  "Expansion Space" shall have the meaning as set forth in
Section 2.4 (a).

               (v)  "Fifth Amendment" shall have the meaning as set forth in
Section 2.8.

               (w)  "Final Notice" shall have the meaning as set forth in
Section 2.3.

               (x) "General Building Services" shall have the meaning as set forth in Section 8.1.

               (y) "Hotel" shall mean the first class hotel developed as part of the Project which contains approximately six hundred (600) guest rooms and substantial meeting facilities.

               (z)   "Hotel Operator" shall have the meaning as set forth in
Section 24.2(b).

               (aa) "Initial Leased Premises" shall mean the following areas in the Building and Parking Garage reserved for or dedicated to Tenant's use: (i) Floors 15 through 27 inclusive of the Building and Floors 10, 11 and one-half of the 8th floor of the Building, as shown on the drawing attached hereto as Exhibit "A-1"; (ii) Tenant's Uninterrupted Power Supply Room (the "UPS Room") and Tenant's Special Mechanical Room, both located on the 4th floor of the Building; (iii) Tenant's 1st Floor Receiving Area as shown on Exhibit "A-1";
(iv) the Tenant's Upper Parking Lobby as shown on Exhibit "A-1"; and (v) the Diesel Fuel Pump Room located in the Parking Garage.

               (bb)  "Initial Term" shall have the meaning as set forth in
Section 2.2.

               (cc)  "Installations" shall have the meaning as set forth in
Section 12.2.

               (dd) "Insurance Premiums" shall mean premiums and other charges incurred by Landlord with respect to the following insurance on or for the Building, the Land, or any portion thereof, and on any employees engaged (in whole or in part) in connection with management, maintenance and/or operation of the Building or Land:

               (i) all risk insurance coverage with extended coverage endorsement, including coverage against the perils of flood and earthquakes;

               (ii)  public liability insurance;

               (iii) elevator insurance;

               (iv) boiler insurance, sprinkler leakage, water damage, legal liability and pilferage insurance on Building equipment, property and materials;

               (v) workers' compensation and employer's liability insurance for the employees specified above, and such premiums shall be prorated between the Building and the Hotel based upon the percentage of services performed by such employees for the Building and for the Hotel;

               (vi) rent and business interruption insurance for the business of Landlord;

               (vii) all other insurance which a reasonably prudent operator of a first-class office building may carry; and

               (viii) any other insurance concerning or relating to the ownership and/or operation of the Building or Land in such amounts and of such types as Landlord may elect to carry in its reasonable discretion.

               (ee) "Land" shall mean the land upon which the Project is situate as more particularly described in Exhibit "A".

               (ff) "Landlord" shall have the meaning as set forth in the preamble to this Lease.

               (gg) "Landlord's Cost" shall mean the actual hourly cost to Landlord of providing a particular service to Tenant as determined annually by Landlord, exclusive of Landlord's overhead and profit, which shall not be unreasonable in comparison with the cost for similar services in other first class office buildings in the City of Pittsburgh. Landlord shall provide reasonably satisfactory evidence of such cost and its calculation thereof at the reasonable request of Tenant.

               (hh)   "Lease Year" shall mean any calendar year during the Term.

               (ii) "Loading Dock" shall mean the loading dock serving the Hotel, the Building, and retail tenants of the Project and corridors providing access to such loading dock as shown on Exhibit "A-1".

               (jj) "Normal Office Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday. All other time periods and all Building Holidays shall be considered "after hours"; provided, however, that there shall be no after hours charge for HVAC services provided to Tenant between 7:00 a.m. and 7:00 p.m. Monday through Saturday. The charges to Tenant for overtime HVAC services shall be calculated in accordance with the terms of Section 4.2(a) hereof.

               (kk) "Office Area" shall mean the Office Floors, except for the portion of Floor 5 occupied by the Central Mechanical Room, the Office Lobby, and those areas of Floors 2, 3 and 4 dedicated to office use as shown on Exhibit "A-1".

               (ll) "Office Floors" shall mean Floors 5 through 27 of the Building.

               (mm) "Office Lobby" shall mean the area on the ground floor of the Building as shown on Exhibit "A-1".

               (nn)  "Operating Expenses" shall mean:

                     (i) (A) All those expenses of every kind and character actually incurred during each year in respect of the operation, management, and maintenance of the Office Area in accordance with generally accepted accounting principles and sound management practices as applied to the operation, management and maintenance of first class office buildings, including without limitation: (1) Insurance Premiums with respect to the Building, Land, and/or its operation; (2) expenses for any capital improvements and acquisitions made to the Building amortized over the estimated useful life of such improvements or acquisitions if such capital expenses result in net savings of labor and/or other costs over the estimated useful life of the improvements or acquisition or are incurred to replace existing improvements and equipment; (3) expenses for any capital improvements made to the Building in order to comply with applicable laws, rules, ordinances and/or regulations where such compliance is required as a result of any change in Tenant's use or layout of the Premises or change in the location of partitions or trade fixtures in the Premises; and (4) costs of on-site Building management personnel and an on-site Building management office, but not the expenses set forth in (ii) below; (B) one-half (1/2) of the expense of operating, managing and maintaining the Central Mechanical Room; (C) one-third (1/3) of the expense of operating, managing and maintaining the Loading Dock; (D) fifty and twenty-seven one hundredths percent (50.27%) of the expense of maintaining the areas on the Land outside of the Building used in common by all tenants of the Project, subject to adjustment if additional improvements are constructed on the Land; and (E) those additional expenses (the "Additional Variable Operating Expenses") which Landlord would have incurred during each Lease Year had the Building been at least ninety percent (90%) occupied.

                    (ii)  Operating Expenses shall not include the following:
(A) expenses for any capital improvements and acquisitions (whether owned or leased) not specified in Subsection 1.1(nn) (i) (A) (2) and (3) above; (B) expenses for repairs or other work occasioned by fire, windstorm or other insured hazard to the extent recovered through insurance actually carried or which would have been recovered through the insurance which is required to be carried by Landlord as set forth in Section 13.1(b) in the event that Landlord did not carry such insurance; (C) expenses incurred in leasing or procuring new tenants (e.g., lease commissions, advertising expenses and expenses of renovating space for new tenants); (D) legal expenses in enforcing the terms of any lease, and legal expenses regarding the actions styled Grant Liberty
                                                           -------------

Development Group Associates V. Metropolitan Life Insurance Company, pending
-------------------------------------------------------------------
in the United Stated District Court for the Western District of Pennsylvania at 90-CA-1424, and Metropolitan Life Insurance Company V. Liberty Center Venture
                -------------------------------------------------------------
V. Urban Redevelopment Auth. of Pittsburgh and City of Pittsburgh, filed in the
-----------------------------------------------------------------
Allegheny County Court of Common Pleas at GD91-04073, and any other disputes among the entities which comprise the Landlord, or between Landlord, any partners of Landlord and any lenders to Landlord or the Project; (E) interest or amortization payments on any mortgage or mortgages; (F) expenses in connection with maintaining and operating the Parking Garage; (G) the cost of any other tenant's decorations; (H) the cost of correcting design or construction defects in the Building; (I) expenses for relamping and reballastering the Premises (which shall be reimbursed directly by Tenant to Landlord) or the premises of any tenants other than Tenant; (J) the cost of electricity consumed on the premises of other tenants of the Building; (K) interest on loans made to the Landlord as debtor; (L) compensation of management personnel not engaged exclusively in connection with management of the Building; (M) fines or penalties for violations of laws or regulations by Landlord; (N) cost of services provided exclusively for particular tenants; (o) Landlord's general overhead except as related to the maintenance of an on-site Building management office; and (P) sums reimbursed to Tenant for any capital improvements made by Tenant in connection with the "Upgrade Work" as defined in Section 6.3 hereof.

                    (iii) The Additional Variable Operating Expenses shall annually be determined by Landlord and Tenant by mutual agreement based on the variable operating expenses incurred in connection with occupied space. For such purpose, Landlord and Tenant recognize and agree that such operating expenses are seldom directly proportionate to the percentage of occupancy of the Building and that the Tenant's Additional Rent should not be increased or decreased as result of vacancies in the Building. If Landlord and Tenant cannot agree upon the amount of Additional Variable Operating Expenses for any Lease Year within sixty (60) days after the end of such Lease Year, Landlord or Tenant may submit the determination to the alternative dispute resolution procedures in accordance with Article 39 hereof.

               (oo) "Operating Manager" shall have the meaning as set forth in
Section 39(a).

               (pp) "Operating Rent" shall have the meaning as set forth in
Section 4.1(a).

               (qq) "Original Lessor" shall have meaning as set forth in the Fourth Recital of this Agreement.

               (rr) "Parking Garage" shall mean the parking garage located below street level on the Land consisting of two (2) floors of parking and containing parking spaces for approximately 580 cars.

               (ss) "Plans" shall mean those final building drawings and specifications as have been prepared by Grant Liberty Joint Venture Architects.

               (tt) "Podium" shall mean that four story structure connecting the Building and the Hotel and shown on the Plans.

               (uu) "Preliminary Notice" shall have the meaning as set forth in Section 2.3.

               (vv) "Premises" shall mean the actual space leased by Tenant from time to time under this Lease.

               (ww) "Prime Rate" shall mean the effective prime rate per annum, as announced from time to time by Mellon Bank, N.A. at its headquarters in Pittsburgh, Pennsylvania as its prime rate, such rate to change automatically from time to time effective as of the effective date of each such change.

               (xx) "Private Parking Area" shall mean the area on the upper level of the Parking Garage shown on Exhibit "A-i" as "Parking Area" which includes thirty (30) parking spaces in a separate private area and a private elevator entranceway.

               (yy) "Project" shall have meaning as set forth in the Second Recital of this Agreement.

               (zz)   "Reduction Space" shall have the meaning as set forth in
Section 2.5(a).

               (aaa) "Refurbishment Allowance" shall have the meaning as set forth in Section 6.4.

               (bbb)  "Refusal Notice" shall have the meaning as set forth in
Section 2.4(c).

               (ccc)  "Refusal Space" shall have the meaning as set forth in
Section 2.4(c).

               (ddd) "Reimbursement Amount" shall have the meaning as set forth in Section 6.3.

               (eee) "Remaining Operating Expenses" shall have the meaning as set forth in Section 4.1.

               (fff)  "Renewal Options" shall have the meaning as set forth in
Section 2.3.

               (ggg)  "Renewal Term Rent" shall have the meaning as set forth in
Section 3.1(b).

               (hhh)  "Renewal Terms"  shall have the meaning as set forth in
Section 2.3.

               (iii) "Rent" shall mean the Basic Rent, Additional Rent and all other moneys to be paid by Tenant to Landlord under this Lease.

               (jjj)  "Senior Manager" shall have the meaning as set forth in
Section 39(b).

               (KKK)  "Space Report" shall have the meaning as set forth in
Section 2.4(a).

               (111) "Square Feet" shall mean square feet of leasable area measured and calculated pursuant to Exhibit "B".

               (mmm) "Square Foot" shall mean one square foot of leasable area measured and calculated pursuant to Exhibit "B".

               (nnn) "Sum A" shall have the meaning as set forth in Section 3.1(b).

               (ooo) "Sum B" shall have the meaning as set forth in Section 3.1(b).

               (ppp) "Taxes" shall, for purposes of this Lease, include (i) all real and personal property taxes, ad valorem or specific or otherwise, levied upon, or with respect to the Building and any furniture, fixtures, machinery, and equipment used in the operation of the Building; (ii) assessments (on the same schedule of payments incurred by Landlord), general or special (whether or not for work commenced or completed during the term of this Lease), ad valorem or specific or otherwise, levied upon, or with respect to the Building and/or Landlord and/or tenant improvements comprising, and any furniture, fixtures, machinery, and equipment used in the operation of the Building; (iii) any tax or excise in addition thereto or substitution thereof levied by any governmental authority upon or in respect or by reason of ownership, leasing, operation or occupancy of the Building and incurred by Landlord, and any tax against Landlord on rents, including the Pittsburgh Business Privilege Tax (the Pittsburgh Business Privilege Tax payable by Tenant shall not include any amount which represents a tax levied on Landlord by reason of Tenant reimbursing Landlord for such Pittsburgh Business Privilege Tax), and/or additional rents from the Building (but excluding income and excess profits, taxes, franchise, capital stock, and inheritance taxes, and license, inspection and permit fees);
(iv) any water charges and/or sewer rents which may be assessed, levied, confirmed, or imposed on or in respect of or be a lien upon the Building; (v) any and all fees, costs and expenses incurred by Landlord in negotiating, appealing, or contesting any of the foregoing items specified above in (i) through (iv); and (vi) fifty and twenty-seven one hundredths percent (50.27%) of the foregoing items specified above in (i) through (v) which are assessed, levied, imposed or incurred with respect to the Land, subject to adjustment if additional improvements are constructed on the Land. Taxes shall not include any penalties or interest in arrears and shall be computed as if paid at discount to the full extent permitted by law.

               (qqq)  "Tax Protest" shall have the meaning as set forth in
Section 4.4.

               (rrr) "Tenant" shall have the meaning as set forth in the preamble to this Agreement.

               (sss) "Tenant Alterations" shall have the meaning as set forth in Section 7.1(a).

               (ttt) "Tenant Finish Allowance" shall have the meaning as set forth in Section 6.5.

               (uuu) "Tenant's Cleaning Contractor" shall have the meaning as set forth in Section 8.4(c).

               (vvv) "Tenant's Cleaning Personnel" shall have the meaning as set forth in Section 8.4(c).

               (www) "Tenant's Share" shall mean the percentage of Operating Expenses and Taxes to be paid by Tenant, calculated in accordance with Exhibit "C". In the event that: (i) Tenant exercises its right to lease any Expansion Space; or (ii) Tenant exercises its right to reduce the size of its Premises; or
(iii) Landlord exercises its right to recapture pursuant to Section 9.4, then, in any such event, Tenant's Share shall be recalculated by pro-rating Tenant's Share based on the date Tenant's liability to pay Basic Rent with respect to such space commenced or terminated, as the case may be.

               (xxx) "Tenant's Upper Parking Lobby" shall mean the area on the upper level of the Parking Garage shown on Exhibit "A-1" as "Lobby G232" which contains an aggregate area of 169 square feet.

               (yyy)  "Term" shall mean the Initial Term set forth in Section
2.2 together with any Renewal Terms as set forth in Section 2.3.

               (zzz)  "Upgrade Work" shall have the meaning as set forth in
Section 6.3.

               (aaaa) "UPS Room" shall have the meaning as set forth in Section 1.1(aa).

               (bbbb) "Utility Charges" shall mean all costs for electricity, steam, gas, water or other utilities or fuels required in connection with the operation and maintenance of the Building or any portion thereof incurred by Landlord and not separately metered for and paid directly by any other tenant of the Building; provided, however, that with respect to electricity the term Utility Charges shall include only electricity consumed in the Common Areas and shall not include: (i) any electricity consumed by Tenant in the Premises, provided that certain costs for such electricity shall be paid by Tenant in accordance with the terms of Section 4.1(a) (i) hereof; or (ii) any electricity consumed on the premises of any other tenant of the Building.

               (cccc) "Value" shall have the meaning as set forth in Section 3.1(b).

               (dddd) "Window Treatments" shall mean the Building standard window treatment consisting of one horizontal mini-blind for each window in the Premises.

                                  ARTICLE 2 -
                   AGREEMENT TO LEASE; TERM; RIGHT TO LEASE
               AVAILABLE SPACE; RIGHT TO REDUCE SIZE OF PREMISES
               -------------------------------------------------

          2.1  Demise.  Landlord does hereby demise and let unto Tenant and
               ------
Tenant does hereby rent . hire, take and lease from Landlord all that portion of the Building known as the Federated Investors Tower located at the corner of Liberty Avenue and 11th Street at Grant Street, Pittsburgh, Pennsylvania, consisting of 318,983 Square Feet defined herein as the "Initial Leased Premises", together with the right to the use, in common with others, of the lobbies, entrances, elevators, and other public portions of the Building. Further, Landlord hereby grants to Tenant a license to use certain space in the Office Lobby, the exact size and location of such space to be as mutually agreed to by Landlord and Tenant, for the location and operation of Tenant's security desk. Landlord hereby agrees to the present size and location of Tenant's existing security desk in the Office Lobby.

          TO HAVE AND TO HOLD unto the Tenant, its permitted successors and assigns for the Term of this Lease, but subject and subordinate to the agreements, encumbrances, covenants and conditions set forth in Exhibit "D" attached hereto and made a part hereof.

          2.2  Initial Term.  The initial term of this Lease (the "Initial
               ------------
Term") shall commence as of 12:00 A.M. on January 1, 1993, and will terminate at 11:59 P.M. on December 31, 2007.

          2.3  Renewal Options. Provided that no Event of Default has occurred
               ---------------
and is continuing under this Lease on either the date on which the Preliminary Notice or Final Notice (as hereinafter defined) is received by Landlord or on the last day of the immediately preceding Lease Term, Tenant shall have the right (the "Renewal Options") to renew this Lease for two (2) successive terms of five (5) years each arid one final term of four (4) years (the "Renewal Terms") . Tenant shall give Landlord a conditional written notice ("Preliminary Notice") of its election to renew this Lease at least twenty-four (24) months prior to the expiration of the then existing Term. The Basic Rent for such Renewal Term shall then be determined in accordance with Section 3.1(b) hereof. Tenant may then exercise a Renewal Option by giving Landlord a final written notice ("Final Notice") of such exercise at least twelve (12) months before the expiration of the then existing Term or within thirty (30) days following the determination of the Basic Rent for such Renewal Term in accordance with Section 3.1(b), whichever is later.

          2.4  Right to Lease Available Space.  Landlord further grants to
               ------------------------------
Tenant the right. so long as no Event of Default by Tenant has occurred and is continuing, to lease additional Available Space (as hereinafter defined) in the Building upon the following terms and conditions:

                    (a) On or before January 1 and July 1 of each year during the Term, Landlord shall provide to Tenant a written report regarding the status of all leasable area in the Building in the form attached hereto as Exhibit "E" (the "Space Report") . The Space Report shall set forth the expiration date of all leases of space in the Building, the location and size of such leasable space, whether or not the tenant under each existing lease has any renewal options and the dates by which such renewal options must be exercised, and a description of all vacant space in the Building. Landlord further agrees that if during the period between the dates of any consecutive Space Reports any tenant of the Building vacates, indicates in writing its intention to vacate, or agrees in writing with Landlord to vacate any space in the Building in advance of the scheduled vacation date set forth in the most recent Space Report with regard to such space, then Landlord shall so notify Tenant in writing by an interim report within ten (10) business days following the occurrence of such action. If Tenant desires to lease any of such vacant space or any of 2 the then occupied space after the expiration of an existing lease (with no renewal rights or containing renewal rights which were not exercised) with another tenant of the Building (collectively called the "Available Space") as set forth on the Space Report or such interim report, Tenant shall have a period of thirty (30) days after its receipt of a Space Report or such interim report in which to respond, in writing (the "Expansion Notice"), declaring its intention to lease any of the Available Space and identifying the Available Space to be leased by Tenant (the "Expansion Space").

          Tenant acknowledges that if an existing tenant of any such Expansion Space timely exercises a pre-existing renewal option, expansion option or other right with respect to the leasing of such Expansion Space, and the existing tenant and Landlord do not: (j) modify or amend the existing tenant's lease in a significant, material manner in connection with the exercise by such tenant of its renewal right, expansion right or other such right; or (ii) waive any significant, material term or provision thereof in connection with the exercise by such tenant of its renewal right, expansion right or other such right, then Tenant shall have no right to lease such Expansion Space. Tenant further acknowledges that if an existing tenant has a renewal option, expansion option, or other right with respect to the leasing of such Expansion Space wherein the rent is to be calculated at a fair market rate or a percentage thereof, then the rental rate as agreed to by Landlord and such tenant shall be deemed to be the fair market rate or the percentage thereof as referenced in such renewal option, expansion option or other right.

          Each Expansion Notice delivered by Tenant to Landlord shall specify whether or not such Expansion Space will become part of the Premises under the terms of this Lease.

          (b) Tenant acknowledges and agrees that it shall be entitled to lease such Expansion Space as part of the Premises pursuant to this Lease only if such Expansion Space constitutes at least one-half (1/2) of a full floor of the Building. If Tenant elects to lease such Expansion Space pursuant to this Lease and such Expansion Space is to become part of the Premises hereunder, then the following terms shall be applicable: (i) the Basic Rent for such Expansion Space shall be calculated at the rate at which Tenant is then currently paying Basic Rent for the Premises in accordance with the terms of this Lease; (ii) Operating Rent for such Expansion Space shall be calculated by reference to the Base Year; and (iii) Landlord shall pay to Tenant the Tenant Finish Allowance (as defined in Section 6.5 hereof) for such Expansion Space, advanced to Tenant in monthly draws based on the value of the improvements made by Tenant (up to the maximum amount of the Tenant Finish Allowance) completed as certified by Tenant's architect on AIA Form G702 and submitted to Landlord along with appropriate supporting documentation and copies of paid invoices regarding such improvements. Tenant further acknowledges and agrees that no Expansion Space leased by Tenant pursuant to this Lease may be subsequently designated by Tenant as Reduction Space pursuant to Section 2.5(a) hereof.

                (c) If Tenant informs Landlord in an Expansion Notice that such Expansion Space is not to become part of the Premises under the terms of this Lease, then Tenant may lease such Expansion Space from Landlord upon such terms and conditions as the Landlord and Tenant may agree in writing . In the event that Landlord and Tenant do not agree on such terms for the leasing of the space as described in the first sentence of this Subparagrapn (c), then Tenant shall have a right of first refusal with respect to such space (the "Refusal Space") on the following terms and conditions:

          (i) such right of first refusal shall continue so long as (a) Tenant leases no less than 265,000 Square Feet in the Building (being the size of the Initial Leased Premises less 53,983 Square Feet), and (b) an Event of Default has not occurred and is not continuing under the terms of this Lease; and

          (ii) if Landlord receives a bona fide offer to lease all or part of such Refusal Space. Landlord shall give written notice to Tenant (the "Refusal Notice") of such offer. Tenant shall have the right for a period of five (S) days after its receipt of such Refusal Notice to agree, in writing, to lease the space identified in the Refusal Notice on the terms set forth in the Refusal Notice; and

          (iii) If within the above-described five (5) day period (a) Tenant notifies Landlord, in writing, that Tenant does not intend to lease such Refusal Space. or (b) Tenant does not respond, in writing, to the Refusal Notice stating that Tenant elects to lease such Refusal Space on the terms and conditions as set forth in the Refusal Notice, then Landlord shall be permitted to lease such Refusal Space on the terms as set forth in the Refusal Notice and Tenant's right of first refusal hereunder shall terminate with respect to the lease by Landlord of such Refusal Space as set forth in the Refusal Notice.

                (d) The Commencement Date for such Expansion Space shall be the earlier of: (i) for any Expansion Space which is less than 5,000 Square Feet, ninety (90) days after the date on which Landlord delivers possession of such Expansion Space to Tenant in broom clean condition with no demolition; or (ii) for any Expansion

Space which is 5,000 Square Feet or more, one hundred twenty (120) days after the date on which Landlord delivers possession of such Expansion Space to Tenant in broom clean condition with no demolition; or (iii) the date upon which Tenant occupies part of the Expansion Space for the conduct of Tenant's business.

          2.5  Right to Reduce Size of the Premises.  The Tenant shall have a
               ------------------------------------
one time right to reduce the size of the Premises in accordance with the following terms and conditions:

               (a) Tenant shall provide Landlord with at least twelve (12) months prior written notice of its intention to reduce the size of the Premises. Such written notice shall be delivered by Tenant to Landlord no later than December 31, 1995 and such notice shall specify the date on which Tenant shall vacate such portion of the Premises. If Tenant exercises its right to reduce the size of the Premises as set forth herein, Tenant may reduce the size of the Premises by an amount not to exceed 53.983 Square Feet of area (the "Reduction Space") . The Reduction Space consists of and is limited to the rentable area of the Tenant's Premises located on the 8th, 10th and 11th floors of the Building, and does not include any Expansion Space leased by Tenant whether pursuant to this Lease or otherwise. The actual vacation of such space by Tenant shall occur no earlier than December 31, 1996, and no later than on December 31, 1998.

               (b) Tenant shall have no right to reduce the size of the Premises for any part of the 15th through 27th floors (inclusive) of the Building. In no event shall Tenant be permitted to reduce its Premises below the size of 265,000 Square Feet, which is the size of the Initial Leased Premises less 53,983 Square Feet. There shall be no cancellation penalty to the Tenant because of its exercise of the right to reduce the size of the Premises as set forth herein.

               (c) If Tenant elects to reduce the size of the Premises by an amount of less than 53,983 Square Feet in less than full floor increments, no less than one-half (1/2) floor may be returned to Landlord pursuant to such reduction of the Premises (except in the case of the 8th floor on which Tenant is presently occupying only one-half (1/2) the floor, in which event Tenant will return to Landlord all of its space located on such 8th floor). It is further agreed that should Tenant reduce the size of the Premises on a floor now currently occupied in its entirety by Tenant, the expense of erecting a common corridor on such floor shall be borne by the Landlord.

          2.6 Parking. (a) Landlord does hereby grant Tenant a license to use sixty (60) non-reserved and thirty (30) reserved parking spaces in the Parking Garage at monthly rental and upon terms and subject to rules and regulations uniformly applicable for such parking spaces in the Parking Garage. In the event there are not at least ten (10) other reserved parking spaces in the: Parking Garage leased to others, the reserved parking spaces shall be licensed at a monthly rental as is comparable with similar private reserved parking in the Golden Triangle area of the City of Pittsburgh. The reserved spaces shall be located in the Private Parking Area. Landlord shall make available to Tenant on the same terms a license to use six
(6) non-reserved parking spaces for every additional floor (three (3) for every additional half-floor) of Expansion Space which Tenant leases and makes a part of the Premises pursuant to the terms of this Lease. If Tenant desires to license additional parking spaces in connection with Tenant's lease of Expansion Space pursuant to the terms of this Lease, then Tenant must exercise such right by providing written notice thereof to Landlord at the time that Tenant delivers its Expansion Notice to Landlord with respect to such Expansion Space containing a designation that such Expansion Space is to become a part of the Premises hereunder. Landlord may not revoke any license given pursuant to this section during the Term of this Lease and all rental due in connection with such license shall be considered Additional Rent under this Lease.

               (b) Tenant may upon thirty (30) days notice to Landlord reduce the number of non-reserved parking spaces licensed to Tenant in which event Landlord shall have no obligation to reserve such spaces for use by Tenant.

               (c) Landlord shall not be required to monitor the Parking Garage or any areas within the Parking Garage except as provided in Section 8.3 hereof.

          2.7  Name. Landlord agrees that the Building shall remain named and
               ----
designated as the "Federated Investors Tower" so long as Tenant occupies not less than 100,000 Square Feet in the Building.

          2.8  Termination of Existing Lease.  Upon the execution and delivery
               -----------------------------
of this Lease by Landlord and Tenant, the Existing Lease shall be deemed to be terminated and of no further force and effect. All Basic Rent and Operating Rent (as such terms are defined in the Existing Lease) and all other amounts payable by Tenant to Landlord pursuant to the Existing Lease shall be paid in full on the date of execution of this Lease. Exhibit "F" to this Lease sets forth the sums due under the Existing Lease which are to be paid by Tenant to Landlord, or to be credited by Landlord to Tenant, upon the execution of this Lease. All of such amounts shall be credited against Tenant's liability for Basic Rent and Additional Rent for the period beginning on the Commencement Date and ending on the date of execution of this Lease. In the event that the calculation as set forth on Exhibit "F" indicates that a credit balance is due and owing to Tenant, then the amount of such credit balance shall be applied against Basic Rent hereunder for consecutive successive month(s) beginning on the date of execution of this Lease until such credit balance has been reimbursed in full to Tenant. Notwithstanding the foregoing, the 2,380 Square Feet located on the 7th Floor of the Building and occupied by Tenant pursuant to the Fifth Amendment to Lease dated December 8, 1993 (the "Fifth Amendment") shall become subject to this Lease, but the Term and Basic Rent provisions relating to such space as set forth in the Fifth Amendment shall continue to be governed by Sections 2 and 3 of the Fifth Amendment and not by the terms of this Lease; provided, however that Tenant shall have no separate renewal rights with regard to such 2,380 Square Feet and, upon the expiration of the term for such space as set forth in the Fifth Amendment, Tenant shall either: (i) elect in writing to have such space be a part or the Expansion Space and become part of the Premises under the terms of this Lease; or (ii) agree in writing with Landlord regarding other terms and conditions for the leasing of such space; or
(iii) return possession of such space to Landlord.

                            ARTICLE 3 - BASIC RENT
                            ----------------------


          3.1  Basic Rent.  Tenant covenants and agrees  to pay Landlord during
               ----------
the Term in lawful currency of the United States, without any previous demand therefor and without any set off or deduction except as made by Tenant pursuant to its recoupment rights specified in this Lease, an annual basic rent ("Basic Rent"), subject to adjustment as provided below, as follows:

               (a) During the Initial Term, the Basic Rent shall be in the following amounts paid in advance on the first day of each month throughout the Initial Term:

               (i) For the period commencing January 1, 1993 and ending on December 31, 1997, Tenant shall pay to Landlord Basic Rent.in the amount of Nineteen Dollars ($19.00) per Square Foot per year, being the sum of Six Million Sixty Thousand Six Hundred Seventy Seven Dollars ($6,060,677.00) per annum, payable in equal monthly installments of Five Hundred Five Thousand Fifty Six and 42/100 Dollars ($505,056.42); and

               (ii) For the period commencing on January 1, 1998 and ending on December 31, 2001, Tenant shall pay to Landlord Basic Rent in the amount of Twenty-One Dollars ($21.00) per Square Foot per year, being the sum of Six Million Six Hundred Ninety Eight Thousand Six Hundred Forty Three Dollars ($6,698,643.00) per annum, payable in equal monthly installments of Five Hundred Fifty

Eight Thousand Two Hundred Twenty and 25/100 Dollars ($558,220.25); and

               (iii) For the period commencing on January 1, 2002 and ending on December 31, 2005, Tenant shall pay to Landlord Basic Rent in the amount of TWENTY-TWO and 50/100 Dollars ($22.50) per Square Foot per year, being the sum of Seven Million One Hundred Seventy Seven Thousand One Hundred Seventeen and 50/100 Dollars ($7,177,117.50) per annum, payable in equal monthly installments of Five Hundred Ninety Eight Thousand Ninety Three and 13/100 Dollars ($598,093.13); and

               (iv) For the period commencing on January 1, 2006 and ending on December 31, 2007, Tenant shall pay to Landlord Basic Rent in the amount of Twenty-Four Dollars ($24.00) per Square Foot per year, being the sum of Seven Million Six Hundred Fifty Five Thousand Five Hundred Ninety Two Dollars ($7,655,592.00) per annum, payable in equal monthly installments of Six Hundred Thirty Seven Thousand Nine Hundred Sixty Six Dollars ($637,966.00).

          The actual dollar calculations of Basic Rent as set forth in subparagraphs (i) through (iv) hereinabove are subject to: (a) increase for any Expansion Space leased by Tenant which is designated by Tenant as becoming part of the Premises, and (b) decrease for any Reduction Space which is returned by Tenant to Landlord or any space recaptured by Landlord pursuant to Section 9.4.

               (b) For each Renewal Term, Basic Rent shall be adjusted to an amount ("Renewal Term Rent") which shall be the lesser of: (i) one hundred percent (100%) of fair market rent ("Value") for such Renewal Term; provided, however, that in no event shall such Value be less than the Basic Rent for the year immediately prior to the first year of each respective Renewal Term; or
(ii) twenty-five dollars ($25.00) per Square Foot per year for the first Renewal Term of five years; twenty-seven dollars ($27.00) per Square Foot per year for the second Renewal Term of five years, and twenty-nine dollars ($29.00) per Square Foot per year for the third Renewal Term of four years. Value shall be the rental rate for other leases of comparable size space in comparable Class "A" office buildings located in downtown Pittsburgh at the time of commencement of each Renewal Term. The Base Year shall be 1993 for all Renewal Terms. If the Value cannot be agreed upon by Landlord and Tenant within thirty (30) days after the Preliminary Notice, as defined in Section 2.3 hereof, the Value shall be determined by an appraiser or appraisers agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree on an appraiser or appraisers within forty-five (45) days after the Preliminary Notice, Landlord and Tenant each shall appoint, within sixty (60) days after Preliminary Notice of the exercise of the

Renewal Option, a reputable real estate appraiser who is a member of the American Institute of Real Estate Appraisers or of a successor body hereafter constituted and exercising similar functions (referred to hereinafter as "AIREA") and who has no affiliation of any kind with either Landlord or Tenant. If either of the parties fails to appoint an appraiser within such sixty (60) day period, then the one appraiser appointed shall be the sole appraiser and the provision of this Section 3.1(b) relating to more than one appraiser shall not apply. The third appraiser shall be appointed by the first two appraisers. If the first two appraisers are unable to agree on a third appraiser within thirty
(30) days after the appointment of the second appraiser. then the third appraiser shall be appointed by the then President of AIREA unless such President is affiliated with either Landlord or Tenant, in which case the third appraiser shall be appointed by the highest ranking officer of the AIREA who is not affiliated with either Landlord or Tenant. If the determinations of any two or all three of the appraisers shall be identical in amount, such amount shall be the Value. If the determination of all three appraisers shall be different in amount, the highest appraised Value shall be averaged with the middle Value (said average being hereinafter referred to as "Sum A"), the lowest appraised Value shall be averaged with the middle Value (said average being hereinafter referred to as Sum "B"), and the Value shall be determined as follows:

          (i) If neither Sum A nor Sum B differs from the middle appraised Value by more than five percent (5%) of such middle appraised Value, the then Value shall be deemed to be the average of the three appraisals;

          (ii) If either Sum A or Sum B (but not both of said sums) differs from the middle appraised value by more than five percent (5%) of such middle appraised Value, the then Value shall be the average of the middle appraised Value and the appraised value closest in amount to said middle Value; and

          (iii) If both Sum A and Sum B differ from the middle appraised Value by more than five percent (5%) of such middle appraised Value, the appraisals shall have no force and effect, and the Value shall be determined by a panel of not less than three nor more than five qualified real estate appraisers who shall be members of the AIREA and who shall not be affiliated with the Landlord or Tenant, in which case the panel shall be appointed by the highest ranking officer of the AIREA who shall not be affiliated with Landlord or Tenant.

          The Value as determined in accordance with the provisions of this
Section 3.1(b) shall be binding and conclusive on the Landlord and Tenant if Tenant gives Final Notice of its exercise of the applicable Renewal Option. All costs and expenses of any appraisal shall be shared equally by Landlord and Tenant and all agreements with appraisers appointed in accordance with this Subsection 3.1(b) must provide that such appraisals be completed within three
(3) months of such appointment.

                          ARTICLE 4 - ADDITIONAL RENT
                          ---------------------------


          4.1  Operating Rent
               --------------

               (a) Tenant agrees to pay as operating rent ("Operating Rent") to Landlord, for each year subsequent to the Base Year, an amount equal to: (i) charges for all electricity consumed by Tenant in the Premises which exceed the charges for all electricity consumed by Tenant in the Premises for the Base Year ("Tenant's Base Line Electric Usage") as provided in Section 4.1(b); (ii) Tenant's Share of the amount, if any, by which the Taxes, Utility Charges and Insurance Premiums incurred by Landlord with respect to the Building for such year exceed such charges for the Base Year as set forth on Exhibit "G"; (iii) Tenant's Share of all Operating Expenses other than Taxes, Utility Charges and Insurance Premiums (the "Remaining Operating Expenses") as automatically increased by four percent (4%) per year on a compounded, cumulative basis over the Remaining Operating Expenses for the Base Year; and (iv) to the extent in any Lease Year or partial Lease Year the Remaining Operating Expenses increase by more than seven percent (7%) from the immediately preceding Lease Year, the portion of such increase in excess of seven percent (7%). Exhibit "C" to this Lease contains the Operating Rent template which sets forth in detail the Base Year Taxes and Operating Expenses and the calculation of Additional Rent.

               (b) Tenant's Base Line E1ectric Usage is 7.94 watts per Square Foot as set forth on Exhibit "G" hereto. The electrical charges to be paid by Tenant shall consist of any increase in the consumption of electricity in excess of Tenant's Base Line Electric Usage and any increase in excess of the average of the electric rates for the year 1993 as enacted by the utility provider. Tenant shall pay any estimated increase in electricity costs in the same manner as other estimated Operating Rent increases as set forth in Section 4.1(c) of this Agreement.

               (c) Tenant shall pay Landlord, monthly in advance beginning January 1, 1994, one-twelfth (1/12th) of the amounts, if any, reasonably estimated annually by Landlord to be Tenant's Operating Rent for the current Lease Year.

               (d) Landlord shall furnish to Tenant a statement, certified by an independent public accounting firm, of the Operating Rent and Taxes for each full or partial Lease Year on or before April 1st of the following Lease Year. To the extent that the Tenant's Operating Rent owed by Tenant for any full or partial Lease Year is more than the amount actually paid by Tenant under Section 4.1(a), then Tenant shall pay the actual amounts of Operating Rent due Landlord within fifteen (15) days after receipt of the aforesaid statements. If the Operating Rent paid by Tenant for any full or partial Lease Year exceeds the amount of Operating Rent actually owed to Landlord, such excess shall be refunded to Tenant within fifteen (15) days after such statement is furnished.

          4.2  Other Charges.  Tenant shall, within fifteen (15) days after
               -------------
Landlord's presenting Tenant with an itemized invoice, pay to Landlord as Additional Rent all amounts required to be paid pursuant to this Lease, including, without limitation, the following:

               (a) Overtime HVAC charges shall be charged to Tenant for HVAC utilized by Tenant: (i) before 7:00 a.m. or after 7:00 P.M. Monday through Saturday; provided, however, that Tenant acknowledges that full HVAC services shall not be run continuously on Saturdays and Tenant shall be required to place a telephone call to Landlord to order such HVAC services (and Tenant shall also advise Landlord of the approximate time to turn off such HVAC services); and
(ii) at any time on Sunday. Such overtime HVAC charges shall be charged to Tenant at an initial rate during the Base Year of $40.00 per hour, regardless of the number of floors in the Building for which such overtime HVAC is utilized. Such overtime HVAC rate shall be increased by 4% per year compounded annually for each Lease Year subsequent to the Base Year. The Landlord and Tenant hereby acknowledge that the $40.00 per hour charge for overtime HVAC services is made in contemplation of the continuation of Tenant's current usage of overtime HVAC on a periodic basis and by a limited number of Tenant's personnel and departments for a limited number of hours. If Tenant changes its current manner of business operations in the Premises and commences a double shift of personnel working any hours before 7:00 a.m. or after 7:00 p.m., extends its business hours, or otherwise has an overtime usage of HVAC services of more than six hundred fifty (650) hours of overtime usage in any Lease Year, Tenant shall pay to Landlord, for each hour of overtime HVAC usage in excess of 650 hours per Lease Year, Landlord's actual cost to provide such overtime HVAC services to Tenant. Landlord's actual cost shall be as determined by an electrical engineering firm to be mutually selected by Landlord and Tenant, and the expense of retaining such electrical engineering firm shall be shared equally between Landlord and Tenant.

               (b)  Any charges for parking pursuant to Section 2.6(a).

               (c) Any charges for relamping or reballasting pursuant to Subsection 8.1(d).

               (d)  Any charges for additional elevator service pursuant to
Section 8.2.

               (e)  Any charges for repairs pursuant to Section 11.2.

          4.3  Partial Months. If (i) Tenant reduces the size of its Premises as
               --------------
set forth in Section 2.5 hereof and the actual return by Tenant to Landlord of the Reduction Space is not made on the first day of the month; or (ii) Tenant leases any Expansion Space (which is designated by Tenant to become part of the Premises) and the Commencement Date for the leasing of such Expansion Space is not on the first day of the month; or (iii) the Lease termination date is not the last day of the month, a prorated monthly installment of Basic Rent and Additional Rent shall be paid at the then current rate for the fractional month during which the Commencement Date and/or termination date occurs.

          4.4  Tax Protests.
               ------------

               (a) If the assessment on the Land and/or the Building for real estate tax purposes is increased or decreased subsequent to the date hereof, Tenant shall receive notice from Landlord of such increased or decreased assessment in sufficient detail to enable Tenant to analyze the effect of such increase on Tenant's Operating Rent and to consult with Landlord.

               (b) Should Landlord determine that it does not wish to protest such real estate tax assessment, Tenant shall have the right after consultation with Landlord to challenge by legal proceedings or otherwise any such assessment in the name of the Landlord ("Tax Protest") and Landlord shall cooperate fully with Tenant in providing all necessary information, documents and testimony to allow Tenant to protest such real estate tax assessments. Tenant's selection, use of, and fee arrangements with legal counsel, real estate appraisers and experts shall be subject to Landlord's approval, such approval shall not be unreasonably withheld.

               (c) In the event any Tax Protest results in an increase in Taxes for any year during the Term of this Lease, Tenant shall upon fifteen (15) days' notice, pay to Landlord the Tenant's Share of such increase, even if the Term of this Lease has expired prior to the final disposition of such Tax Protest.

               (d) In the event any Tax Protest results in a recovery of Taxes paid by Landlord or a reduction in Taxes to be paid by Landlord in respect of any calendar year, the amount of such recovery or reduction (net of costs incurred in obtaining such recovery) shall be treated as a reduction in Taxes for that calendar year in which Landlord actually receives such refund or is entitled to such reduction.

               (e) Tenant shall have the rights conferred by this Section 4.4 only so long as Tenant is leasing not less than 100,000 Square Feet.

               (f) In the event any Tax Protest results in a recovery or savings of Taxes for any year during the Term of this Lease, Landlord shall from such savings (and up to a maximum amount of the tax savings for the Project) reimburse Tenant for all its costs and expenses, including reasonable attorneys' fees, incurred in connection with such Tax Protest to the extent of the fee arrangement previously approved by Landlord in accordance with (b) above.

          4.5  Landlord's Books.  Landlord shall allow Tenant access to its
               ----------------
books and records at reasonable times at Landlord' 5 offices to substantiate and audit the Additional Rent. Landlord will submit to Tenant with each calculation or estimate of Additional Rent such detailed information concerning Taxes and Operating Expenses and the total rentable space in the Building as is reasonably necessary for Tenant to verify such calculation. In addition, for the purpose of such verification Tenant shall be entitled, during regular business hours for a period of one year from the date each such calculation is submitted by Landlord to Tenant, to cause an independent certified public accountant to examine Landlord's books and records for the purpose of further verifying such calculations by Landlord. For the purpose of any such examination Landlord will produce such books and records for examination in Allegheny County, Pennsylvania. Appropriate adjustments between Landlord and Tenant based upon the verifications provided for above will be made within thirty (30) days after such verification. If Tenant's examination of Landlord's books and records demonstrates that the actual Operating Rent paid by Tenant (i) exceeds the actual Operating Rent that should have been charged to and paid by Tenant by in the aggregate of up to and including three percent (3%), then Tenant shall pay for the entire cost of such audit, or (ii) exceeds the actual Operating Rent that should have been charged to and paid by Tenant by in the aggregate of more than three percent (3%) and up to and including five percent (5%), then Landlord and Tenant shall share equally the cost of such audit as reasonably incurred by Tenant, or (iii) exceeds the actual Operating Rent that should have been charged to and paid by Tenant by in the aggregate of more than five percent (5%), then Landlord shall reimburse Tenant for the cost of such audit as reasonably incurred by Tenant.

                          ARTICLE 5 - USE OF PREMISES
                          ---------------------------

          Tenant shall use and occupy the Premises for general office and financial services uses and those additional uses which are or in the future may be incidental or accessory to general office or financial services uses, subject, however, to all of the terms of this Lease, including without limitation Article 7 -Alterations herein. Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord. In no event may the Premises be used for any "walk-in" business other than financial services uses without such consent.

          Tenant shall observe and comply with all applicable governmental laws, statutes, ordinances, rules and regulations governing Tenant's use of the Premises and the Rules and Regulations attached as Exhibit "H". All such Rules and Regulations shall apply to Tenant and its employees, agents, licensees, invitees, subtenants and contractors, provided all Rules and Regulations adopted by Landlord from time to time shall be uniformly enforced among all Building tenants. Landlord shall not without Tenant's consent make any changes to the Rules and Regulations which would materially interfere with Tenant's reasonable use and enjoyment of the Premises as contemplated by this Lease. Tenant's consent to changes in the Rules and Regulations shall not be unreasonably withheld.

                        ARTICLE 6 - LANDLORD PAYMENTS,
                        ------------------------------
                    TENANT IMPROVEMENT ALLOWANCES, UPGRADES
                    ---------------------------------------

          6.1  Payment by Landlord.  Landlord will pay to Tenant the sum of Nine
               -------------------
Hundred Forty Five Thousand Five Hundred Fifty Six Dollars ($945,556.00) upon the execution of this Lease by the parties, which sum represents the remaining payment for the Tenant finish allowances on floors 15, 16 and 17 of the Building pursuant to the Existing Lease.

          6.2  Improvement Allowance.
               ---------------------

          (a) In the event that Tenant does not exercise its right to reduce the size of the Premises as described in Section 2.5 of this Lease, then Landlord will reimburse Tenant for a tenant improvement allowance at the rate of $26.15 per Square Foot in a total sum not to exceed One Million Four Hundred Twelve Thousand Twenty-Eight Dollars ($1,412,028.00), attributable to the 53,983 Square Feet occupied by Tenant on the 8th, 10th and 11th floors of the Building. In the event that Tenant does not notify Landlord in writing and delivered to Landlord on or before December 31, 1995 that Tenant is exercising its right to reduce the size of its Premises, then such reimbursement shall occur within thirty (30) days after December 31, 1995.

          (b) In the event that Tenant exercises its right to reduce the size of its Premises as set forth in Section 2.5 herein and Tenant returns all of the 53,983 Square Feet of Reduction Space to Landlord on December 31, 1996, then the amount of the improvement allowance owing to Tenant shall be solely as set forth in the Fourth Amendment to Lease Agreement between Liberty Center Venture and Tenant dated July 10, 1992 (being the sum of $909,241.00, which sum Tenant has already received as a rent credit for such space) and no additional amount of the above referenced improvement allowance shall be due and owing to Tenant.

          (c) In the event that Tenant exercises its right to reduce the size of its Premises as set forth in Section 2.5 herein and Tenant returns all or part of the 53,983 Square Feet of Reduction Space to Landlord at any time after December 31, 1996, then Tenant shall receive the amount of the improvement allowance as set forth in the Fourth Amendment to Lease Agreement between Liberty Center Venture and Tenant dated July 10, 1992 (being the sum of $909,241.00, which sum Tenant has already received as a rent credit for such space), plus an additional 73/120 of such improvement allowance calculated on a per Square Foot basis and pro-rated on a monthly basis for each full month after December 31, 1996 during which Tenant occupies all or part of the aforesaid 53,983 Square Feet. Such reimbursement to Tenant shall occur within sixty (60) days after the date on which Tenant returns the Reduction Space to Landlord.

          (d) If Tenant exercises its right to reduce the size of the Premises by less than all of the 53,983 Square Feet pursuant to Section 2.5 hereof, then, with respect to the remaining balance of the 53,983 Square Feet which Tenant is not returning to Landlord pursuant to Section 2.5, Landlord shall reimburse Tenant for the tenant improvement allowance at the rate of $26.15 per Square Foot with respect to the remaining Square Footage which continues to be leased by Tenant on the 8th, 10th, and 11th floors of the Building. Such reimbursement shall occur within sixty (60) days after December 31, 1995.

          6.3  Lobby and Elevator Cab Upgrades.  Landlord will reimburse Tenant
               -------------------------------
up to a maximum sum of One Million Dollars ($1,000,000.00) (the "Reimbursement Amount") for the actual costs incurred by Tenant in connection with: (i) the upgrade of all eleven (11) elevator cabs in the Building; and (ii) the upgrade of the Building lobby including but not limited to the purchase and installation of new lobby flooring, and the relocation and reconstruction of the lobby security desk. Items (i) and (ii) shall hereafter be referred to as the "Upgrade Work." Landlord shall have the right to approve the design and materials to be used in connection with the Upgrade Work, which approval shall not be unreasonably withheld or delayed. The payment of the Reimbursement Amount to Tenant for the Upgrade Work shall be made within sixty
(60) days after the completion of all Upgrade Work and Landlord's receipt of (x) all paid invoices and lien waivers for such work and (y) a certificate of Tenant's architect indicating that all Upgrade Work was completed in accordance with the approved plans and specifications. Landlord hereby grants to Tenant a temporary license with respect to the Building lobby, elevator cabs and elevator shafts to the extent required to perform the Upgrade Work. Tenant may commence the Upgrade Work at any time after the execution and delivery of this Lease by the Landlord and Tenant. Tenant shall provide Landlord with at least thirty (30) days prior written notice before commencing any of such Upgrade Work. All of such Upgrade Work shall be performed by Tenant and its contractors in compliance with all insurance requirements and in compliance with all applicable laws, regulations, ordinances and requirements of any governmental and quasi-governmental bodies or agencies having jurisdiction thereof. The Tenant shall obtain all required permits and governmental approvals for such Upgrade Work, and Tenant shall perform or cause such work to be performed in a manner which will not interfere with or substantially impair the operation, use and enjoyment of the Building by Landlord and/or any other tenant of the Building. Tenant shall, upon the request of Landlord, perform the elevator cab upgrade work and any other Upgrade Work which would materially disrupt or interfere with the normal operation of the Building at hours other than during Normal Office Hours. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, causes of action, damages and liability arising or resulting from the Upgrade Work unless such claim, demand, cause of action, damages or liability results solely from the negligence or intentional acts of Landlord.

          6.4  Tenant Refurbishment Allowance. Landlord shall provide a tenant
               ------------------------------
refurbishment allowance (the Refurbishment Allowance") as provided herein on the tenth anniversary and, if applicable, the twentieth anniversary and thirtieth anniversary of the original occupancy by Tenant under the Existing Lease or this Lease of each increment of space in the Premises. Exhibit "I" hereto sets forth the original occupancy dates for each increment of space in the Building which is presently occupied by Tenant. The Refurbishment Allowance shall be equal to ten dollars ($10.00) per Square Foot increased by four percent (4%) compounded each year from January 1, 1993; provided, however, that no such compounding shall be applicable to all or any portion of the 53,983 Square Feet of the Premises as described in Section 2.5(a) hereof until the tenth anniversary date of the occupancy by Tenant of each increment of space with respect to such 53,983 Square Feet and, accordingly, no such compounding shall commence until the eleventh year following the anniversary date of the occupancy by Tenant of each increment of space of such 53,983 Square Feet and until such eleventh year Tenant shall receive only a ten dollar ($10.00) per Square Foot Refurbishment Allowance (which is to be paid on the tenth anniversary date of the occupancy by Tenant of each increment of space) with respect to such 53,983 Square Feet. Further, in the event that Tenant exercises its right to reduce the Premises by up to the 53,983 Square Feet described in Section 2.5 hereof, Tenant will forfeit and shall not be entitled to a Refurbishment Allowance with respect to the space that is returned to Landlord by Tenant pursuant to Section 2.5 hereof. It is further agreed by Landlord and Tenant that: (i) the Refurbishment Allowance shall be used by Tenant for actual refurbishment of the Premises for which such allowance is given; and (ii) no Refurbishment Allowance will be paid with respect to any portion of the Premises for which a Refurbishment Allowance has previously been paid under this Section and with respect to which less than five years remain on the Term of this Lease; provided, however, that if Tenant subsequently exercises one or more Renewal Options such that more than five years remain on the Term of this Lease (and the exercise of such renewal options causes Tenant to reach the above described tenth, twentieth or thirteenth anniversaries, respectively), then Tenant shall receive the Refurbishment Allowance with respect to such portion of the Premises; and (iii) the Refurbishment Allowance shall be payable by Landlord to Tenant on the later of (x) the ten, twenty and thirty year anniversary dates, as the case may be, and (y) the date on which the Refurbishment Allowance is actually expended by Tenant.

          6.5  Improvement Allowance with Respect to Expansion Space. If Tenant
               -----------------------------------------------------
elects to lease Expansion Space pursuant to Section 2.4 hereof and agrees, in writing, that such Expansion Space is to become part of the Premises leased by Tenant under the terms of this Lease, then in the event that at least five (5) years remain in the current Term (or if Tenant has exercised one or more Renewal Options as set forth in Section 2.3 so that at least five (5) years remain on such renewal term), Tenant shall receive a Tenant finish allowance (the "Tenant Finish Allowance") in the year in which Tenant leases any of the Expansion Space, which Tenant Finish Allowance shall be equal to the sum of Twenty-Five Dollars ($25.00) per Square Foot and shall be increased by four percent (4%) compounded per year from January 1, 1993. In the event that less than five (5) years remain in the current Term or any Renewal Term with respect to such Expansion Space, then the Tenant Finish Allowance shall be an amount which would be equal to the sum of $5.00 per Square Foot per year (increased by four percent (4%) compounded per year from January 1, 1993) for each full Lease Year remaining on the current Term or current Renewal Term; provided, however, that if Tenant subsequently exercises one or more Renewal Options such that at least five (5) years remain on such Term or Renewal Term, then Landlord shall pay to Tenant the difference between (i) the actual improvement allowance (calculated at $5.00 per Square Foot per year and compounded as set forth hereinabove) received by Tenant with respect to such Expansion Space and (ii) the Tenant Finish Allowance calculated in accordance with the first sentence of this Section 6.5.


                            ARTICLE 7 - ALTERATIONS
                            -----------------------

          7.1 (a) From time to time after the Commencement Date, Tenant, at Tenant's own expense, may make only such alterations, installations, additions, improvements or changes in or to the interior of the Premises ("Tenant Alterations") which do not: (i) in any way affect or alter the structure of the Building; (ii) exceed the structural capacity of any portion of the Building; or
(iii) adversely and materially affect the operation of the Building, any utility systems within or to the Building, or the rights, privileges or tenancy of any other tenant in the Building.

               (b)  If Tenant makes any Tenant Alterations:

                    (i) Tenant, at least fifteen (15) days before commencement of work or delivery of materials to the Building, shall furnish to Landlord plans and specifications, necessary approvals and permits, names and addresses of all contractors and subcontractors, contractor's liability insurance, and indemnification in form and amount reasonably satisfactory to Landlord.

                    (ii) Landlord shall have the right to require that Tenant promptly remove any Tenant Alterations which Landlord reasonably determines are not in accordance with Landlord's standard work letter for tenants in the Building or are not of a type and nature which is commonly acceptable to tenants in first class office buildings in the City of Pittsburgh and are not likely to be acceptable to subsequent tenants of the portion of the Premises in which such Tenant Alterations are located at the end of Term by notifying Tenant of such requirement no later than ten (10) days after Landlord's receipt of the plans and specifications of such Tenant Alterations. If such notice is not given to Tenant, then in that event the construction shall remain upon and be surrendered with the Premises at the end of the Term or be removed at Tenant's option. Tenant shall repair any damage occasioned by such removal whether or not Landlord required such removal, and, in default thereof, Landlord may effect said removals and repairs at Tenant's expense.

                    (iii) Tenant shall perform or cause such work to be performed in a manner which will not materially interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants.

                    (iv) Tenant shall pay the cost of all Tenant Alterations and any costs of decorating or redecorating the Premises and the Building occasioned by Tenant Alterations. Landlord acknowledges that it may be obligated to reimburse Tenant for all or part of such cost as specifically set forth in
Article 6 hereof.

                    (v) Tenant hereby covenants and agrees not to place or permit to be placed any lien or liens on or against the Premises, the Land and/or the Building and Tenant shall hold harmless, indemnify and defend Landlord from and against any such lien or liens. In the event of any Tenant Alterations costing in excess of One Hundred Thousand Dollars ($100,000.00), Tenant shall at Landlord's request and expense, cause each prime contractor and subcontractor to agree to waive, relinquish and disclaim any right or power to cause any lien to attach to the Landlord's interest in the Premises, the Land and/or the Building and Tenant shall furnish to Landlord documents evidencing the filing of such agreements at its option.

                    (vi) Tenant shall pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, Land and/or Building which may be secured by any mechanic's, materialmens' or other lien against the Premises, Land and/or Building or the Landlord's interest therein and will cause each such lien to be discharged at the time performance of any obligation secured thereby matures. Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each event Tenant shall forthwith pay and discharge said judgment.

                    (vii) Landlord shall have the right to post and maintain on the Premises notices of non-responsibility under the laws of the Commonwealth of Pennsylvania.

                    (viii) Upon completing any Tenant Alteration, Tenant shall, at Landlord's reasonable request, use its best efforts to furnish Landlord with contractors' affidavits and full and final waivers of lien covering all labor and materials expended and used.

                    (ix) All Tenant Alterations shall comply with all laws, ordinances, rules and regulations of all governmental authorities, and shall be constructed in a good and workmanlike manner, and only good grades of materials shall be used. Such construction shall be done in a manner which does not cause an increase in the rates for the insurance held by Landlord pursuant to Subsection 13.1(b) hereof.

                    (x) Tenant shall permit Landlord to inspect and review all construction operations in connection with any Tenant Alterations. Landlord shall not unreasonably interfere with such construction.

               (c) Subject to Section 7.1(a), Tenant shall have the right to install, change and revise in and upon the Premises, at its own expenses, machinery, trade fixtures, communications systems, alarm systems, lighting fixtures, security devices, shelving, movable partitions and other equipment or utility and service connections required for or convenient in connection with the conduct of its business, provided no such action shall interfere with any communication system, alarm system, security device or utility services for any portion of the Building other than the Premises.

               (d) If communications systems, alarm systems, security devices or other utility or services connections are installed or changed in accordance with this Article, such work shall be provided by Tenant if within the Premises, however, any such work within other areas of the Building will be done by Landlord at Tenant's expense and all such systems and devices shall be designated, maintained and operated so as not to interfere with any signal, communications, alarm or other utility systems of Landlord or of other tenants in the Building.

               (e) Subject to Section 12.3 hereof, Tenant at its option upon prior notice to Landlord may remove such leasehold improvements as referred to in Sections 7.1(c) and 7.1(d) from the Premises at any time prior to or at the end of the Term of this Lease except any such improvements as may be needed to conform with any applicable electrical, building, zoning, health, safety, seismic, fire, energy and other codes, requirements or relevant provisions of any law, regulation or ordinance issued or adopted by the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania, or the Government of the United States of America, or any agency, department or other governmental agency having jurisdiction over the Building, (collectively called "Code"), and subject to the provisions of such Sections. In the event of such removal Tenant shall at its own expense promptly repair any damage to the Premises caused by such removal.

                         ARTICLE 8 - BUILDING SERVICES
                         -----------------------------


          8.1  General Building Services. Landlord shall provide, in a manner
               -------------------------
befitting a first class office building in the City of Pittsburgh, the following services and facilities (the "General Building Services"):

               (a) Chilled water for the air conditioning system serving the Premises as follows:

                    (i) Throughout the Premises during hours of 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 7:00 p.m. on Saturdays, except when such days are Building Holidays, at no extra charge; provided, however, that certain costs of such electricity and other utility services shall be an Operating Expense as set forth elsewhere in this Lease.

                    (ii) In Tenant's mechanical rooms and data processing rooms (not to exceed 6,000 Square Feet) on a 24 hour 365 day basis at no extra charge; provided, however, that the cost of electricity and other utility services for providing such chilled water shall be an Operating Expense.

                    (iii) At other hours, ("After Hours") in such space as Tenant may request, provided that such request shall be made prior to the end of Normal Office Hours. Requests for After Hours service may be made by telephone to the number specified by Landlord. Tenant shall submit to Landlord a list of Tenant's personnel authorized to make such requests. Tenant shall pay to Landlord the cost for such overtime HVAC Services as set forth in Section 4.2(a) hereof.

                    (iv) Landlord will maintain the air conditioning system in a manner befitting a first class office building and will use all reasonable care to keep the same in proper and efficient operating condition and with the capacity for which it was designed.

                    (v) Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. Tenant also agrees to abide by all governmental regulations regarding heating and cooling and agrees to indemnify Landlord for any liabilities imposed upon Landlord for Tenant's failure to do so.

               (b) Hot and unheated water for ordinary cleaning purposes, central lavatory facilities, Tenant's executive dining room kitchen on the 27th Floor, Tenant's chief executive officer's private bathroom on the 27th Floor and the vending area and cafeteria currently located on the 17th Floor. The cost of electricity used in point of source heating units in said areas, other than the central lavatory facilities, shall be included in the cost of electricity consumed by Tenant in the Premises as determined pursuant to Section 4.1. hereof

               (c)  Chilled water for drinking fountains.

               (d) Relamping and reballasting in Common Areas. However, relamping and reballasting in Tenant's Premises shall be performed by Tenant, or by Landlord at Tenant's direction in which case Tenant shall pay Landlord's
Cost thereof.

          8.2  Elevator Service and Loading Dock.  Landlord shall at all times
               ---------------------------------
provide passenger elevator services (which will be automatic) for Tenant in common with other tenants; provided, however, one elevator shall be on call for Tenant's exclusive use at all times during the hours of 7:00 a.m. through 7:00 p.m. Monday through Friday and 6:00 a.m. through 4:00 p.m. on Saturday (and at all other times at Tenant's expense) to service the Premises exclusively.

          Landlord shall provide, freight elevator service in common with others during Normal Office Hours. If Tenant shall require freight elevator service and/or use of the Loading Dock outside of Normal Office Hours, Tenant shall pay Landlord for any required services of building personnel.

          8.3  Attendants. Landlord shall provide attendants during Normal
               ----------
Office Hours for the reception and direction of visitors to the Building. After Normal Office Hours, Landlord shall monitor the lobby of the Building and elsewhere throughout the Building and Parking Garage to such extent as is required in Landlord's judgment to reasonably protect the Building. By providing such services in and about the Building, Landlord assumes no liability to Tenant for loss, damage or theft of Tenant's installations, equipment or personal property unless such loss, damage, or theft is due to the negligence or willful action of Landlord or its employees or agents. Tenant shall have the right to provide, at its sole cost and expense, attendants for the reception and direction of Tenant's visitors to the Premises.

          8.4  Cleaning and Janitorial Services.
               --------------------------------

          (a) Landlord shall provide Building Standard Cleaning and Janitorial Services in and about the Building and the Premises in accordance with a schedule of "Building Standard Cleaning and Janitorial Service" attached hereto as Exhibit "J". To the extent that Tenant shall require special or more frequent cleaning and janitorial services, Landlord shall, upon reasonable advance notice by Tenant, furnish such special cleaning services. Tenant agrees to pay Landlord, within fifteen (15) days of being billed therefor, Landlord's Cost for providing such additional service, such charge to be deemed Additional Rent.

          (b) Without limiting the generality of the foregoing, the following shall be considered to be "special cleaning services".

                    1. Any cleaning and maintenance in areas of special security such as storage vaults.

                    2. All cleaning services performed at times other than normal cleaning hours as described on Exhibit "J".

          (c) Landlord grants to Tenant the right to provide its own cleaning services for the Premises through an independent contractor at Tenant's own cost and expense. Tenant may exercise such right from time to time by giving Landlord not less than sixty (60) days' prior written notice. During the Lease Year or Lease Years or portions thereof with respect to which notice is thereby given, Landlord shall not be obligated to provide cleaning services for the Leased Premises. In the event Tenant obtains its own cleaning service: (i) the personnel, equipment and work must be up to the standards for a first class office building in the City of Pittsburgh; (ii) the contractor performing the cleaning services ("Tenant's Cleaning Contractor") must maintain insurance which Landlord reasonably deems to be adequate; (iii) the Tenant's Cleaning Contractor shall provide to Landlord and maintain with Landlord a current list of the names and addresses of all of its personnel working in the Building ("Tenant's Cleaning Personnel"); (iv) Landlord may photograph and require Tenant's Cleaning Personnel to wear identification badges; (v) Tenant's Cleaning Personnel shall be subject to the Rules and Regulations of the Building governing after Normal Office Hours invitees; (vi) in the event that Tenant elects to utilize Tenant's Cleaning Contractor for the Premises, Tenant shall receive a credit against Operating Rent equal to the difference (calculated on a cost per square foot basis) between (x) the amount which Landlord was paying for such cleaning and janitorial service for the Building prior to Tenant's election to utilize its own cleaning personnel, and (y) the amount which Landlord is required to pay for such cleaning and janitorial service for the Building in the year following Tenant's election to utilize Tenant's Cleaning Contractor. Tenant acknowledges that notwithstanding Tenant's election to hire an independent contractor to clean its own Premises, Landlord may continue to be obligated to pay the same amount for such cleaning services for the Building until the expiration of the then current janitorial contract with Landlord's cleaning contractor.

          8.5  Interruption of Services.
               ------------------------

               (a) If the Landlord shall fail to provide any of the General Building Services to be provided by Landlord in accordance with this Article 8, Tenant may, after seven (7) days notice to Landlord, provide the same. The amount of any sums paid by Tenant for such purpose may be deducted by Tenant from monthly payments of Basic Rent provided that the amount of such deduction taken in any month is not greater than five percent (5%) of the monthly Basic Rent.

               (b) If all or any portion of Premises shall be untenantable, the Rent or Rent allocable to such portion shall abate beginning from the third
(3rd) full day of such failure until the Premises or portion thereof may again be occupied, provided that Tenant shall give Landlord notice of such failure at least forty-eight (48) hours before such abatement shall commence. If substantial portions of the Premises are made tenantable before others, the Rent allocable to such Premises shall commence upon restoration thereof. For the purposes of this Subsection 8.5(b), by way of example and not limitation, the Premises or portion thereof shall be considered "untenantable" if Landlord fails to provide: (i) any elevator service, (ii) unheated water for lavatory services, or (iii) HVAC to maintain a temperature of no less than 64*F or no greater than 80*F.

               (c) For purposes of this Section 8.5, time shall be deemed to be of the essence.

          8.6  Security. If the cost to Landlord for security services in the
               --------
Building and/or the cost of hazard insurance for the Building increases as a result of Tenant vacating all or any portion of the Premises, Tenant shall pay Landlord, on demand as Additional Rent, such increase(s) in cost.

          8.7  Office Building Directory. Landlord shall provide Space in the
               -------------------------
Office Building Directory in the lobby to designate Tenant's floors and departments as may be reasonably acceptable to Tenant as adequate for Tenant's purposes.

          8.8  Window Treatments.  Landlord shall provide the Window Treatments
               -----------------
for the Premises at Landlord's sole cost and expense.


                     ARTICLE 9 - ASSIGNMENT AND SUBLETTING
                     -------------------------------------

          9.1  Notice. Should Tenant wish to assign or sublet all or a portion
               ------
of the Premises (including the reserved parking spaces located in the Private Parking Area) for all or a portion of the remainder of the Term of this Lease it shall give Landlord notice of such intention to assign or sublet sixty (60) days prior to the commencement date of such assignment or subletting unless Landlord's consent is not required for such assignment or subletting pursuant to
Section 9.2 and Landlord has no right to recapture pursuant to Section 9.4, in which case Tenant shall give Landlord Notice within five (5) days after such assignment or subletting. This notice shall specify the amount and location of the space and period of term of such sublet or assignment, the identity of the proposed assignee or sublessee and, if a subletting, the rent to be paid to Tenant.

          9.2  Consent Not Required. Subject to this Article 9, Tenant may
               --------------------
assign or sublet all or a portion of the Premises for all or a portion of the remainder of the Term of this Lease without the consent of the Landlord provided that:

               (a) The business or occupation of the proposed subtenant or assignee is not extra hazardous, disruptive, or illegal and is permissible under
Article 5 and in keeping with the character of the Building.

               (b) Tenant remains primarily liable to Landlord for payment of the Rent herein reserved and for performance of all other terms of this Lease required to be performed by Tenant.

               (c) In the case of Premises other than the Private Parking Area, Tenant has not offered such space to a current tenant in the Building or a former tenant who has been a tenant in the Building within three (3) years of the date the subletting or assignment is scheduled to commence, or within one
(1) year of such date, if the following conditions apply: (i) more than ninety percent (90%) of the Square Feet of the Building are leased; (ii) space comparable to the space Tenant proposes to sublease or assign is not available in the Building from Landlord; and (iii) no such comparable space will be so available within six (6) months of the scheduled date of commencement of the assignment or sublease.

          (d) the proposed subtenant or assignee has a net worth equal to or greater than that of Tenant as of the date of this Lease.

          9.3  Assignment Requirements.  In the event of an assignment of all
               -----------------------
or a portion of the Premises, each assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Basic Rent, Additional Rent and any other sums due hereunder and for the total performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed during the Term of this Lease. No assignment of this Lease shall in any way relieve Tenant from its obligations under this Lease. No assignment shall be binding on Landlord unless such assignee shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee; but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

          9.4  Recapture.  In the event that at any time or from time to time
               ---------
during the Term of this Lease, Tenant desires to sublease all or any part of the Premises, and if, after such sublease, Tenant shall occupy less than sixty (60%) percent of the Initial Leased Premises, Landlord shall have the right to be exercised by giving written notice to Tenant thirty (30) days after receipt of the Tenant's notice described in Section 9.1, to recapture the space described in Tenant's notice and such recapture notice, shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date for the commencement of such proposed sublease as stated in Tenant's notice. If Tenant's notice shall cover all of the Premises, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term of this Lease. If, however, this Lease shall be cancelled pursuant to the foregoing with respect to less than the entire Premises, the Basic Rent and any Additional Rent shall be adjusted on the basis of the number of Square Feet retained by Tenant in proportion to the number of Square Feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord fails to exercise such option, and Tenant fails to complete a sublease with a third party within sixty (60) days thereafter in accordance with the terms of the Notice, Tenant shall again comply with all the conditions of this Article 9 as if the notice and option hereinabove referred to had not been given and received.

          9.5  Subleasing Requirements. Any sublease entered into by Tenant for
               -----------------------
all or a portion of the Premises shall be subject to and made upon the following terms:

               (a) Any such sublease shall be subject to the terms of this Lease and no sublease shall release or relieve Tenant of any of its obligations hereunder.

               (b) The term of any sublease shall not extend beyond the Initial Term unless Tenant has exercised a Renewal Option in which case such term shall not extend beyond the Renewal Term of the latest Renewal Option to be exercised by Tenant.

               (c) No sublease shall violate any negative covenant as to use contained in any mortgage affecting the Building.

               (d) No sublease shall be valid and no subtenant shall take possession of the Premises subleased until an executed counterpart of such sublease and a copy of any agreements relating to such sublease have been delivered to the Landlord. All such documents shall be delivered by Tenant to Landlord within ten (10) days after the execution thereof.

               (e)  No sublessee shall have a right to further sublease.

               (f) No sublessee shall be entitled to exercise a Renewal Option unless Tenant exercises its Renewal Option for the entire Premises (but this shall not limit Tenant's right to exercise a Renewal Option for the portion of the Premises not sublet by Tenant).

               (g) Any rentals or benefits in lieu of any rentals received by Tenant which are in excess of the Rent allocable to such space and the expenses incurred by Tenant through such subletting shall be payable fifty percent (50%) to Tenant and fifty Percent (50%) to Landlord as Additional Rent.

               In the event Tenant advertises space for subletting, either directly or through a real estate agent, the advertisement shall have the prior written approval of the Landlord which shall not be unreasonably withheld.

          9.6  Tenant's Affiliates.  Any use or occupancy of the Premises by any
               -------------------
corporation or entity which controls or is controlled by the Tenant, or under common control with the Tenant or otherwise affiliated with the Tenant, shall be a use or occupancy of the Premises by the Tenant and shall not be deemed a Sublease of the Premises or an assignment or transfer of any right, title or interest in this Lease, the leasehold estate created hereby or any part of same, to any such corporation or entity governed by this
Section 9.6 notwithstanding that the corporation or entity may reimburse or pay the Tenant any part of the cost to Tenant for such use and occupancy.

          9.7  Non-Conforming Assignment or Sublet. Any purported assignment or
               -----------------------------------
subletting by Tenant which is materially not in conformity with this Article shall be voidable by Landlord unless Tenant cures such nonconformity within thirty (30) days after notice from Landlord. If not so cured, Landlord may require Tenant to terminate same and to recover possession of the Premises or portion thereof so assigned or sublet. The failure of Tenant to so perform within thirty (30) days after notice from Landlord shall entitle Landlord in addition to any other rights and remedies it may have under this Lease to terminate the nonconforming assignment or sublease on Tenant's behalf and recover possession. Landlord is hereby granted Tenant's irrevocable power-of-attorney coupled with an interest to so terminate the nonconforming assignment or sublease and recover possession.


                       ARTICLE 10 -  ACCESS TO PREMISES
                       --------------------------------

          Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times upon giving Tenant reasonable prior notice and with minimal disruption to Tenant's use of the Premises for the purpose of examining or inspecting the same, showing the same to prospective purchasers or mortgagees, performing extraordinary cleaning and maintenance, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord, its employees and agents shall also have such right of access for the purpose of showing the Premises to prospective tenants during the final twelve (12) months of the Term. Notwithstanding the foregoing, Landlord shall not enter the area designated as "data center" without a guard or other representative provided by Tenant, except in emergency conditions. If representative of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord, its employees and agents may enter by means of a master key (or forcibly in the event of an emergency), without liability of Landlord to Tenant, so long as Landlord is not negligent in exercising the right, and without such entry constituting an eviction of Tenant or termination of this Lease; provided Landlord shall promptly repair any unnecessary damage caused by such entry.

                             ARTICLE 11 - REPAIRS
                             --------------------

          11.1  Landlord's Maintenance.  Landlord shall promptly make all
                ----------------------
repairs necessary to maintain the plumbing, air conditioning and electrical systems, windows, floors (excluding carpeting), and all other items which constitute a part of the Premises or public access of the Building and are installed or furnished by Landlord, except repairs of Tenant's trade fixtures and property and installations which Tenant was obligated to make or which were performed by Landlord or others at Tenant's request. Landlord shall not be required to make any such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repairs are needed. If Landlord fails to commence and diligently pursue such repairs prior to the expiration of such period, Tenant may in addition to its rights under Section 8.5, make such repairs and recoup its cost by deducting the cost thereof from monthly payments of Basic Rent. The amount of such deduction by Tenant in any one month shall not exceed the greater of: (i) five percent (5%) of the monthly Basic Rent, and (ii) an amount required in order to amortize Tenant's actual cost for such repairs in equal monthly amounts over a period of twelve consecutive months. The Tenant's actual cost for such repairs shall be verified and substantiated by paid invoices and other appropriate documentation delivered to Landlord. Tenant shall notify Landlord in writing prior to the making of any repairs for which Tenant intends to claim a right of recoupment hereunder. All repairs shall be in the quality and class of the undamaged condition. In no event shall Landlord be obligated under this Section to repair any damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors.

          11.2  Tenant's Maintenance. Tenant shall take good care of the
                --------------------
Premises and the fixtures and appurtenances therein. Landlord shall, at Tenant's sole cost and expense, repair and replace all damage or injury to the Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the undamaged condition.

          11.3  Interferences and Delays. Landlord shall not be liable by reason
                ------------------------
of any inconvenience, injury to, or interference with Tenant's business arising from the making of any necessary repairs or alterations, additions or improvements in or to the Premises or the Land and Building or to any appurtenances or equipment therein unless such inconvenience, or injury or interference shall be occasioned by the negligence or willful action of Landlord, its agents, servants and/or employees. Landlord shall make a reasonable effort to avoid unnecessary inconvenience to or interference with Tenant's business. There shall be no abatement of Rent because of repairs, alterations, additions or improvements except in the event of untenantability as provided elsewhere in the Lease. Landlord covenants to use its best efforts to implement such repairs, alterations, additions or improvements in a timely and expeditious manner.


                      ARTICLE 12 - SURRENDER OF PREMISES
                      ----------------------------------

          12.1  Surrender. At termination of this Lease by lapse of time or
                ---------
otherwise, Tenant shall surrender the Premises to Landlord, together with alterations, additions, and improvements thereto, in broom-clean condition and in good order and repair, except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. If the Premises are not left in such condition by Tenant then Landlord may restore the Premises to such condition and Tenant shall pay Landlord for the cost of such restoration.

          12.2  Landlord's Property.  Upon such termination all installations,
                -------------------
alterations, additions, hardware and improvements ("Installations") which have been installed by Landlord upon the Premises shall remain upon the Premises and shall be Landlord's property, all without compensation, allowance or credit.

          12.3  Tenant's Property. At the expiration or earlier termination of
                -----------------
this Lease, Tenant may remove from the Premises all trade fixtures, office equipment, computer equipment, files and furniture which have been placed by Tenant in the Premises if and to the extent that such removal will not cause any damage to the structural integrity of the Building or to the floors, ceilings, walls, HVAC, or electrical, plumbing, life safety, security or communication systems. Such removal shall be at Tenant's sole expense and risk, and any damage or unsightly conditions resulting from such removal shall be repaired by Tenant. All such repair work and removal are to be completed no later than forty-five
(45) days after the date upon which this Lease terminates. Notwithstanding the foregoing, Tenant shall have no obligation to perform said repairs at the termination of this Lease if such repairs will be substantially demolished to prepare the Premises for a new tenant. Further, and notwithstanding the first sentence of this Section 12.3, if an Event of Default has occurred and is continuing then Tenant shall not be permitted to remove any trade fixtures from the Premises.

          12.4  Waiver. TENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT OF
                ------
TENANT OF 68 P.S. SECTION 250.501, APPROVED APRIL 6,

1951, ENTITLED "LANDLORD AND TENANT ACT OF 1951", AS MAY BE AMENDED FROM TIME TO TIME, REQUIRING NOTICE TO QUIT UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR AT THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THiS LEASE, AS HEREIN PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, REMOVE FROM AND DELIVER UP AND SURRENDER THE POSSESSION OF THE PREMISES TO LANDLORD UPON THE EXPIRATION OF THIS TERM OR UPON EXPIRATION OF AND EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, As HEREIN PROVIDED, WITHOUT SUCH NOTICE, IN THE CONDITION AS REQUIRED ABOVE.

            ARTICLE 13 - TENANT LIABILITY, INDEMNIFICATION AND INSURANCE
            ------------------------------------------------------------

          13.1  (a)  Tenant's Insurance.   Tenant covenants and agrees to
                     ------------------
provide on or before the commencement of the Term and to keep in force during
the entire Term of this Lease:   (1) comprehensive general liability insurance
for the mutual benefit of Landlord and Tenant relating to the Premises and its appurtenances on an occurrence basis in an amount of not less than $2,000,000.00 in respect of personal injury, or death or property damage liability which insurance shall name Landlord as an additional insured; and (2) fire and extended coverage, vandalism, malicious mischief, boiler and machinery and all-risk insurance in an amount adequate to cover the cost of replacement of all leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant, at Tenant's cost and expense, as well as the cost of replacement of all fixtures, equipment, decoration, contents, and personal property of Tenant. Tenant agrees to deliver to Landlord at least ten (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy a certificate(s) of insurance evidencing compliance with its obligations hereunder.

                (b)  Landlord's Insurance.   Landlord agrees to maintain: (1)
                     --------------------
comprehensive general liability insurance relating to the Building and the Common Areas on an occurrence basis in the minimum amount of Two Million Dollars ($2,000,000.00); and (2) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance to the extent of the replacement value of the Building and improvements originally constructed by Landlord, at its own cost and expense. Landlord agrees to deliver to Tenant at least ten (10) days prior to the time such insurance is first required to be carried by Landlord, and thereafter at least fifteen (15) days prior to the expiration of any such policy a certificate(s) of insurance evidencing compliance with its obligations hereunder.

          13.2  Non-Waiver.   The  minimum  limits  of  the comprehensive
                ----------
general liability policy of insurance shall in no way limit or diminish Landlord's or Tenant's liability under Section 13.3 hereof and shall be subject to increase at any time, and from time to time, after the commencement of the fifth Lease Year of the Term, if the parties, in the exercise of their reasonable judgment, shall deem the same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord or Tenant the requested party shall furnish the requesting party with evidence that such demand has been complied with.

          13.3  Indemnities.
                -----------

                (a) Subject to the waiver of subrogation provision of Section 13.6, Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted by Tenant, its employees, agents, contractors, subtenants or assigns in the Premises or occurring in, on or about the Premises or any part thereof, for which Landlord is not responsible by virtue of any negligent act or omission, or otherwise under the terms of this Lease, or arising directly or indirectly from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees, or contractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth herein.

                (b) Subject to the waiver of subrogation provision of Section 13.6, Landlord will indemnify, save harmless, and defend the Tenant from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of Landlord's operation of the Building, or arising directly or indirectly from any negligent or willful act or omission of Landlord, its servants, agents, employees or contractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The comprehensive general liability coverage maintained by Landlord pursuant to this Lease shall specifically insure the contractual obligations of Landlord as set forth herein.

          13.4  Fire Rating Rules.
                -----------------

                (a) Tenant shall, at its own cost and expense, comply with all of the rules and regulations of the fire insurance rating organization having jurisdiction over the Building and any similar body only to the extent that such compliance does not require structural building alterations or any alteration to the Premises. If, at any time and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) applicable to the Premises, or the Building in which same are located, or to any other premises in said Building, or to any adjacent property owned or controlled by Landlord or an affiliate of Landlord, and/or to the contents in any or all of the aforesaid properties shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay directly to Landlord, on demand, as Additional Rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid property and the contents of any occupant thereof as shall be attributable to such higher rate(s) (and such premium charges as paid directly to Landlord shall not be an Operating Expense).

                (b) Landlord represents that it will review Tenant's electrical usage requirements which Tenant wishes to submit to Landlord and Landlord will approve or disapprove such usage requested based upon whether such usage will cause an overload to the electrical system of the Premises, so long as Tenant's equipment performs within and is used in accordance with manufacturers specifications and is used at the location specified by Tenant's request to Landlord. If Tenant installs any electrical equipment which Landlord has not approved that overloads the lines in the Premises or the Building in which the Premises are located, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all reasonable requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof. For the purpose of this paragraph, any finding or schedule of the Fire Insurance Rating organization having jurisdiction thereof shall be deemed to be conclusive. If gas is used in the Premises, Tenant shall install gas cutoff devices (manual and automatic).

          13.5  Abandonment of Premises.   In the event Tenant vacates all or
                -----------------------
any portion of the Premises and such vacation causes an increase in the premiums for the insurance maintained by Landlord pursuant to
Section 13.1(b) hereof, Tenant shall pay directly to Landlord, on demand, as Additional Rent, the amount of such increase (and the amount of such premium charges paid directly to Landlord shall not be an Operating Expense).

          13.6  Waiver of Subrogation.   Each insurance policy carried by
                ---------------------
Landlord or Tenant and insuring all or any part of the Building, including improvements, alterations and changes in and to the Premises made by either of them and Tenant's trade fixtures or contents therein, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss or damage to the Premises or the Building or to property or business caused by any of the perils covered by fire and extended coverage, building and contents, and business interruption insurance, for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage.

                       ARTICLE 14 - FIRE OR OTHER HAZARD
                       ---------------------------------

          14.1  Restoration.  Should the Premises (or any part thereof) be
                -----------
damaged or destroyed by fire or other hazard insured under the standard fire and casualty insurance policy with approved standard extended coverage endorsement applicable to the Premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord will give Tenant notice within forty-five (45) days of the damage or destruction referred to in this
Section 14.1, of Landlord's reasonable estimate of the time needed to repair or rebuild the same. Landlord's obligation hereunder shall be limited to the Building and improvements (including Tenant Finish Allowances) originally provided by Landlord at the Commencement Date of the term of this Lease Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant at Tenant's cost.

          14.2  Abatement.  If any portion of the Premises shall be untenantable
                ---------
and cannot reasonably be used for the permitted use herein as a result of such hazard, the Rent allocable to such portion shall abate until the earlier of: (i) for any damage to the Premises which occurs to less than 5,000 Square Feet, ninety (90) days after the date on which Landlord substantially completes its repairs to the Building and the improvements originally constructed by Landlord at the Commencement Date; (ii) for any damage to the Premises which occurs to 5,000 Square Feet or more, one hundred twenty (120) days after the date on which Landlord substantially completes its repairs to the Building and the improvements originally constructed by Landlord at the Commencement Date; or
(iii) when the Premises are again ready for occupancy by Tenant for the conduct of its business. If substantial portions of the Premises are made tenantable before others, and such portions are capable of sustaining Tenant's business, the Rent allocable to such restored Premises shall commence thirty (30) days after notice to Tenant of the completion of restoration thereof or upon Tenant's full occupancy thereof, if sooner. If the entire Premises shall be untenantable then the Term of this Lease shall be extended. for a period equal to the period beginning on the date of such casualty and ending on the earlier of the date on which Tenant becomes liable to pay Rent with respect to: (i) the Premises, or
(ii) any substantial portion of the Premises that is capable of sustaining Tenant's business.

          14.3  Landlord's Option to Terminate.
                ------------------------------

                (a) Notwithstanding anything to the contrary contained in the preceding Section 14.1 or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty (30) days notice to Tenant, given within sixty
(60) days after the occurrence of any damage or destruction if (1) at least fifty percent (50%) of the Premises is damaged or destroyed as a result of a risk which is not covered by Landlord's insurance. Further, if the Premises, the Building or tenant improvements in the Premises which were originally constructed by Landlord for Tenant, or any substantial parts of any of the foregoing are rendered unfit for use and occupancy by reason of damage occurring within five (5) years of the end of the Term, Landlord shall not be obligated to repair and restore the same unless Tenant shall within forty-five (45) days of the occurrence of such damage either (a) exercise additional Renewal Option(s) hereunder such that at least ten (10) years remain on the Term from the date of Tenant's occupancy of the restored Premises, or (b) if all Renewal Options have been exercised, renew this Lease for an additional term such that at least ten years remain in the Term from the date of Tenant's occupancy of the restored Premises, upon the terms and subject to all of the conditions applicable to a Renewal Term hereunder, which additional term Landlord hereby grants Tenant. Under either of said circumstances, the term of the Renewal Option or the additional term shall be extended for an additional period equal to the time required for such repair and restoration. If Tenant does not agree to exercise the additional Renewal Option(s) or to renew this Lease hereof for the above described ten (10) year period, this Lease shall at Landlord's option terminate as set forth in this Section.

                (b) In the event that Landlord exercises the right to terminate as set forth in this Section and the damage to the Building and/or Premises which was the cause of such termination is restored within three (3) years of such damage, then Landlord shall offer the Premises to Tenant under the terms and conditions of this Lease as such terms and conditions would have been in effect had the damage not occurred. Such offer shall remain open for a period of sixty (60) days.

          14.4  Tenant's Option to Terminate.
                ----------------------------

                (a) Notwithstanding anything to the contrary contained in
Section 14.1 or elsewhere in this Lease, Tenant, at Tenant's option, may terminate this Lease if: (i) the Premises or any parts thereof are damaged or destroyed, and (ii) the Landlord will be unable to complete the repair and restoration of the Premises in less than (A) twenty four (24) months after the expiration of the forty-five (45) day period provided in Section 14.1 if thirty three percent (33%) or less of the Premises is damaged, or (B) eighteen (18) months after the expiration of the forty-five (45) day period provided in
Section 14.1 if more than thirty three percent (33%) of the Premises is damaged. Tenant shall notify Landlord of its election to terminate this Lease following the occurrence of such damage or destruction within thirty (30) days of the earlier of: (i) its receipt of Landlord's estimate of the time needed to repair or rebuild the Premises, or (ii) the expiration of the forty-five (45) day period provided in Section 14.1 in which Landlord is required to furnish such estimate to Tenant. Tenant shall have no right to terminate this Lease upon the occurrence of a casualty to any part of the Premises if the damaged Premises can reasonably be restored in less than (A) twenty four (24) months after the expiration of the forty-five (45) day period provided in Section 14.1 if thirty three percent (33%) or less of the Premises is damaged, or (B) eighteen (18) months after the expiration of the forty-five (45) day period provided in
Section 14.1 if more than thirty three percent (33%) of the Premises is damaged.

                (b) If Tenant does not elect to terminate this Lease or if Landlord has estimated that such repair and restoration will be completed in less than: (i) twenty four (24) months after the expiration of the forty-five
(45) day period set forth in Section 14.1 if thirty three percent (33%) or less of the Premises is damaged, or (ii) eighteen (18) months after the expiration of the forty-five (45) day period set forth in Section 14.1 if more than thirty three percent (33%) of the Premises is damaged, then Landlord shall immediately (unless Landlord has the right, and has elected, to terminate this Lease pursuant to Section 14.3) commence and complete the restoration and reconstruction of the Premises as set forth in Section 14.1. If Landlord fails to complete such repair and restoration within the time period as estimated by Landlord, then the Basic Rent allocable to such portion of the Premises shall abate beginning on the date on which Tenant's obligation to pay Basic Rent with respect to such portion of the Premises resumes under Section 14.2 in an amount equal to the Basic Rent which would have been allocable to such portion of the Premises (but which was abated pursuant to Section 14.2) during the period beginning on the date on which Landlord estimated that such repairs would be completed and ending on the date in which Landlord satisfies its obligation to restore the Premises under Section 14.1; provided, however, that the date as estimated by Landlord for completion of the required repairs and restoration shall be extended for any delay occurring after the Landlord has provided the estimated completion date to Tenant and resulting from labor strikes, acts of God, delays caused by Tenant, its agents or contractors, or for any other cause beyond Landlord's control.

          14.5  Waiver. Except to the extent specifically provided for in this
                ------
Lease, none of the Rent payable by Tenant, nor any of Tenant's other obligations under any provisions of this Lease, shall be affected by any damage to or destruction of the Premises or Building by any cause whatsoever, and Tenant hereby specifically waives any and all additional rights it might otherwise have under any law or statute.

        ARTICLE 15 - SUBORDINATION, MORTGAGEE'S APPROVAL AND ATTORNMENT
        ---------------------------------------------------------------

          15.1  Subordination. Provided that Landlord has complied with the
                -------------
provisions of Section 15.3, Landlord shall have the right and privilege to subject and subordinate this Lease at all times to the lien of any and all mortgages, ground leases and superior leases now or hereafter placed upon Landlord's interest in the Premises and on the Land and Building or upon any buildings hereafter placed upon the Land and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof. This provision shall be self operative, and Tenant further covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage, ground lease or superior lease as shall be desired by the Landlord and any mortgagees or lessor.

          15.2  Attornment.  Provided that Landlord has complied with the
                ----------
provisions of Section 15.3, Tenant shall, in the event of the sale or assignment of Landlord's interest in the Land and/or

Building, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage covering the Land and Building, or in the event of termination of Landlord's interest in the Lana and/or Building pursuant to any ground lease or superior lease, attorn to and recognize such purchaser, mortgagee or lessor as Landlord under this Lease, and in any such events, Landlord named herein shall not thereafter be. liable on this Lease except for actions and omissions occurring prior to such attornment.

          15.3  Non-Disturbance. Landlord shall procure and deliver for Tenant's
                ---------------
benefit, concurrently with the execution of this Lease, a written agreement between Tenant and the lessor of any existing ground lease or superior lease or holder of any mortgage, to which this Lease is subordinate, providing in substance that so long as Tenant is not in material default under this Lease beyond any grace period, Tenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the lessor for the purpose of terminating any ground lease or superior lease by reason of any default thereunder, or in any foreclosure action or proceeding which may be instituted or taken by the holder of any mortgage, Tenant shall not be evicted from the Premiss, nor shall Tenant's leasehold estate or possession under this Lease be terminated or disturbed, nor shall any of Tenant's rights under this Lease be affected, in any way, by reason of any default under any ground lease, superior lease or any mortgage, and if Landlord's interest in the Building or this Lease shall be terminated, this Lease shall remain in effect. Further, in the event that any future ground lease, superior lease or mortgage, to which this Lease is subordinate, is entered into by Landlord after the date of this Lease, Landlord shall also procure and deliver for Tenant's benefit, with reasonable promptness, an agreement between Tenant and the lessor of any future ground lease or superior lease or holder of any mortgage which agreement shall set forth the Provisions as described in the first sentence of this Section 15.3.

                           ARTICLE 16 - RECORDATION
                           ------------------------

          This Lease Agreement may not be recorded, but a memorandum thereof, in the form attached hereto as Exhibit "K", may be recorded by Landlord or Tenant. Both parties agree to execute any further documents as may be necessary or convenient for such recordation or to terminate any recorded memorandum of the Existing Lease.

                           ARTICLE 17 - CONDEMNATION
                           -------------------------

          17.1  Complete Taking.  In the event that the whole or Substantially
                ---------------
the whole of the Building shall be condemned or taken in any manner for any public or quasi-public use, this Lease, and the terms and estate hereby granted, shall forthwith cease and terminate as of the date possession is taken by the taking authority.

          17.2  Partial Taking.  In the event that any part of the Building
                --------------
shall be so condemned or taken, this Lease shall remain in force and effect as to the part of the Premises not so condemned or taken, except that: (i) if the taking shall nevertheless be so extensive that Landlord shall decide not to restore the Building, then Landlord (whether or not the Premises are affected) may at its option terminate this Lease and the term and estate hereby granted shall be terminated as of the date of such taking of possession for such use; or
(ii) Tenant may, if mare than twenty-five percent (25%) of the Premises should be condemned or taken, elect at any time within sixty (60) days of the date of such taking, to cancel this Lease upon written notice to Landlord, and thereupon this Lease shall terminate upon the date Tenant may specify in said notice. Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the Premises, the Basic Rent and Tenant's Share shall be abated by an amount representing the part of the Basic Rent and Tenant's Share properly allocable to the portion of the Premises which may be so condemned or taken.

          17.3  Termination.  In the event of the termination of this Lease
                -----------
pursuant to the provisions of Section 17.1 or 17.2, this Lease and the term and estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term. The provisions of this Section 17.3 shall apply pro
                                                                         ---
tanto to any partial termination of this Lease pursuant to the provisions of
-----
this Article.

          17.4  Award.  Landlord shall be entitled to receive the entire award
                -----
arising from any condemnation proceeding without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award or awards, except as provided in Section 17.5. Tenant hereby expressly assigns to Landlord any and all of its right, title and interest in or to such award or awards or any part thereof.

          17.5  Tenant's Award.  Notwithstanding the foregoing, in the event of
                --------------
any condemnation or taking pursuant to Section 17.1 or 17.2, Tenant shall be entitled to appear, claim, prove and receive in the condemnation proceeding such portion of such award or such award as may be made as represents the total value of all alterations and improvements constructed by Tenant, together with such amounts for business interruption, moving expenses and similar items for which a tenant may recover damages under applicable law.

          17.6  Temporarv Taking. If the temporary use or occupancy of all or
                ----------------
any part of the Premises shall be condemned or taken for any public or quasi-public use during the Term, Tenant shall be entitled to any award for same and this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay in full the Basic Rent, Additional Rent and other sums payable hereunder by Tenant. In the event of any such taking as in this Section 17.6 referred to, Tenant shall be entitled to appear, claim, prove and receive the entire award for such taking as represents compensation for use or occupancy of the Premises and Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises.

          17.7  Restoration. In the event of: (i) any condemnation or taking of
                -----------
less than the whole of the Building and this Lease shall continue in effect in whole or in part; or (ii) any condemnation or taking for a temporary use or occupancy of all or any part of the Premises, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purposes, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Premises.

                      ARTICLE 18 - ESTOPPEL CERTIFICATES
                      ----------------------------------

          At any time, and from time to time but not more than once a year, either party upon the written request of Landlord, any mortgagee, Tenant, or any subtenant agrees to execute and deliver to the requesting party without charge and in a form satisfactory to the requesting party, within ten (10) days of such written request, a written statement: (i) ratifying this Lease; (ii) confirming the Commencement Date and termination date of the Term of this Lease; (iii) certifying that Tenant is in occupancy of the Premises, and that this Lease is in full force and effect and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (iv) certifying that to the best of Tenant's knowledge or Landlord's knowledge as the case may be that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed except as shall be stated; (v) certifying that Tenant or Landlord as the case may be is not in material default under this Lease and that there are no defenses or offsets against the enforcement of this Lease by the other then known or stating the defaults and/or defenses claimed by Tenant or Landlord as the case may be; (vi) reciting the amount of advance Rent, if any, paid by Tenant and the date to which Rent has been paid; and (vii) any other pertinent information which Landlord, Tenant, the mortgagee or subtenant shall reasonably require.

                            ARTICLE 19 - BANKRUPTCY
                            -----------------------

          If there shall be filed against Tenant, in any court, pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all of Tenant's property and Tenant fails to secure a discharge thereof within thirty (30) days from the date of such filing or within such reasonable time required to obtain a discharge, or if Tenant shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement with Tenant's creditors, then, in any such event, this Lease, at the option of Landlord, may be cancelled and terminated. In the event of a termination of this Lease pursuant to this article, neither Tenant nor any other person claiming through or under Tenant (whether by virtue of any statute or any order of any court or otherwise) shall be entitled to acquire or remain in possession of the Premises except as otherwise provided by law, or written agreement, and Landlord shall have no further liability hereunder to Tenant or any such other person except for any amounts accrued or actions or omissions occurring prior to such termination, and Tenant and any such person shall forthwith quit and surrender the Premises. If this Lease shall be so cancelled or terminated, Landlord, in addition to the other rights and remedies of Landlord contained elsewhere in this Lease, or under any statute or rule of law, may retain as liquidated damages any Rent, and any other money received by Landlord from Tenant or otherwise on behalf of Tenant.

                      ARTICLE 20 - DEFAULTS AND REMEDIES
                      ----------------------------------

          20.1  Defaults. The occurrence of any of the following, if the same
                --------
continues uncured after such notice and grace periods as hereinafter set forth, if any, shall constitute an "Event of Default" under this Lease by Tenant:

                (a) Tenant shall fail, neglect or refuse to pay any installment of Rent or any other monies agreed by it to be paid within ten (10) days after notice that the same is due and payable in accordance with the terms hereof.

                (b) Tenant shall refuse to comply with provision(s) of the Rules and Regulations, which failure or refusal Landlord reasonably deems to create a material and immediate nuisance or a dangerous condition and which default can be and is not cured within thirty (30) days after notice of such failure or refusal.

                (c) Tenant shall fail or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and in the event any such default shall continue for a period of more than sixty (60) days after notice thereof

(provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than said sixty (60) day period, Tenant shall be deemed to have complied with said notice so long as it has commenced to comply with such notice within said sixty (60) day period and is diligently prosecuting compliance of said notice).

                (d) Tenant shall more than four (4) separate times in any twelve
(12) month period be more than ten (10) days late in the payment of Rent, Additional Rent and/or other sums or charges due Landlord under this Lease or default in the keeping, observing or performing of any other material covenants or agreements herein contained to be kept, observed or performed by Tenant and irrespective of whether or not Tenant shall have timely cured any defaults; provided that Landlord shall have given Tenant written notice of each such late payment prior to the receipt of such payment.

          20.2  Remedies.  In the event of any Event of Default under this
                --------
Lease, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant; and/or exercise any one or more of the following remedies upon written notice to Tenant:

                (a) Landlord may perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the Prime Rate from the date of any such expenditure.

                (b) Enter and take possession of the Premises and all trade fixtures, installations, alterations and improvements installed or placed in the Premises by Tenant.

                (c) Relet the Premises or any part thereof for such terms, upon such conditions as Landlord may deem proper and at a rental rate as close to the then current market rate as Landlord reasonably can. In the event of such reletting: (i) Landlord shall receive and collect the rent therefrom and shall first apply such rent against such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorneys' fees, which Landlord may have paid or incurred in connection with such repossession and reletting, and then shall apply such rent against any amounts due Landlord under the Lease; and
(ii) the tenant of such reletting shall be under no obligation to see to the application by Landlord of any rent collected by Landlord, nor shall Tenant have any right to collect any rent under such reletting.

          In exercising its right to attempt to relet the Premises Landlord may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall, in no event, be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the Rent hereof under such reletting unless Landlord has acted in a commercially unreasonable manner.

          (d) Notwithstanding any such reletting by Landlord without termination of this Lease, Landlord may elect to terminate this Lease for a previous Event of Default. Should Landlord at any time terminate this Lease, in addition to any other remedy it may have, it may recover from Tenant any direct damages it may incur by reason of such breach, including the cost of recovering and reletting the Premises and including at the time of such termination the worth of the excess, if any, of the amount of Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term.

          (e) In addition to any and all remedies provided hereunder or by law, upon the occurrence of any Event of Default by Tenant hereunder, Tenant hereby empowers any attorney of any court of record within the United States to appear, with or without declaration filed, for Tenant, and for any other persons claiming under, by or through Tenant, and confess judgment forthwith against Tenant and such other persons and in favor of Landlord, in an amicable action of ejectment for the Premises, together with such costs of suit and reasonable attorneys' commission for collection and forthwith issue a writ or writs of execution thereon, with release of all errors, and without stay of execution, and inquisition and extension upon any levy or real estate is hereby expressly waived, and condemnation agreed to, and exemption of any and all property from levy and sale by virtue of any exemption law 'low in force or which may be hereafter enacted is also expressly Waived by Tenant. The entry of judgment under the foregoing warrant shall not exhaust the same, but successive judgments may be entered thereunder from time to time as often as defaults occur.

          (f) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

          (g) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

          20.3  Interest on Late Payments. In addition to all other remedies,
                -------------------------
any amount billed by Landlord and required to be paid by Tenant under the provisions of this Lease shall begin to accrue interest on the sixteenth (l6th) day after such billing if payment has not been made by such date. Any payment of Basic Rent, Additional Rent or rent for the Private Parking Area shall begin to accrue interest on the day after such payment is due if payment has not been made by such date. The aforesaid interest shall: (i) be at the Prime Rate; (ii) continue to accrue until payment is received by Landlord; and (iii) be deemed reimbursement of extra costs and losses suffered by Landlord due to such delay in payment. No interest shall be owed by Tenant to Landlord, however, with respect to any payments of Basic Rent, Additional Rent or any other amounts payable to Landlord by Tenant hereunder if Tenant has exercised its right to recoupment as set forth in Article 40 of this Lease in the amount of the payments recouped by Tenant.

                            ARTICLE 2l - NON-WAIVER
                            -----------------------

          The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall not constitute a waiver of such right, nor shall it affect the validity of this Lease or any part therefrom or the right of the party to thereafter enforce each and every such provision, right or remedy contained herein. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt and acceptance by Landlord of Rent at a time when the payment of such Rent is in default under this Lease shall not be construed as a waiver of such default. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a Surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

                           ARTICLE 22 - EXONERATION
                           ------------------------

          Neither the Landlord nor any successor in interest that may be an individual, joint venture, tenancy in common, firm or Partnership, general or limited, shall be subject to personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in, the Land and Project and the rents, issues and profits derived therefrom for the satisfaction of the damages of the Tenant in the event of a breach by the
Landlord.   This clause is and shall be considered an integral part of this
Lease.

                         ARTICLE 23 - QUIET ENJOYMENT
                         ----------------------------

          Landlord covenants that it has good and marketable title to the Building and the Premises; that, upon recordation of the lease memorandum in accordance with Article 16 hereof, Tenant shall have a valid leasehold estate in the Premises free and clear of mortgages, liens and encumbrances, except as set forth in Exhibit "ID"; that it has not violated any applicable zoning or any other land use control laws; and that, so long as Tenant pays the Rent due and payable hereunder and performs the covenants herein on its part to be performed, Tenant shall and may peaceably have, hold and enjoy the Premises for the Term of this Lease.

             ARTICLE 24 - LANDLORD'S REPRESENTATIONS AND COVENANTS
             -----------------------------------------------------

          24.1  Identity of Landlord; Validity of Lease.  Landlord represents
                ---------------------------------------
that it is a Pennsylvania general partnership whose general partners are Metropolitan Life Insurance Company and Grant Liberty Development Group Associates (a Pennsylvania general partnership having as its general partners Forest City Grant Liberty Associates, a Pennsylvania Limited Partnership; JLM Grant Liberty Associates, a Pennsylvania Limited Partnership; WJB Grant Liberty Associates, a Pennsylvania Limited Partnership; UDA Grant Liberty Associates, a Pennsylvania Limited Partnership; and BHKR Grant Liberty Associates, a Pennsylvania Limited Partnership). Grant Street Associates, Inc. is the Court appointed Receiver of Liberty Center Venture, having been so appointed by Order of Court dated June 15, 1993, entered at No. G.D. 91-04073 in the Court of Common Pleas of Allegheny County, Pennsylvania. A copy of such Order of Court has been provided to Tenant.

          In the event of any change in control or ownership of Landlord, Landlord shall give Tenant written notice thereof within sixty (60) days after the occurrence of such change. Landlord represents and covenants to Tenant that this Lease shall remain in full force and effect and be binding on Landlord in the event that the appointment of Grant Street Associates, Inc. as Receiver for Liberty Center Venture is reversed, overturned or otherwise terminated by subsequent judicial action.

          24.2  Hotel.
                -----

                (a) The enclosed pedestrian access between the Building and the Hotel shall be open at reasonable times, subject to any security requirements of the Hotel and the Building.

                (b) Landlord shall use its best efforts and will cooperate with Tenant in obtaining from the operator of the Hotel (the "Hotel Operator"):

                    (i) A suite or suites to be designated for Tenant's exclusive use within the Hotel which suite or suites shall be leased or licensed directly by the Hotel Operator to Tenant at the normal rates chargeable by the Hotel Operator;

                    (ii) Priority as to the use of an available suite or suites from time to time;

                    (iii) The use by Tenant and such of its employees and
                guests as it shall in writing designate on a preferential basis of any recreational facilities and amenities that may be available within the Hotel at normal charges for the use of such facilities and amenities.

Tenant acknowledges that this Subsection 24.2(b) is not a guaranty that the Hotel Operator will give Tenant such preferential treatment.

          24.3  Recreational Facilities. Tenant, its employees and guests shall
                -----------------------
also be entitled to the use on a preferential basis of any other recreational facilities located within the Project and of amenities generally available to the public, all at normal charges for the use of such facilities and amenities.

                            ARTICLE 25 - SPRINKLERS
                            -----------------------

          If the "sprinkler system" installed in the Building shall be damaged or injured by reason of any act or omission of Tenant, or Tenant's agents, servants, employees, licensees or visitors, Tenant will forthwith restore the same to good working conditions at its own expense. If after initial occupancy and by reason of Tenant's business, or any change by Tenant in the location of partitions, trade fixtures or other contents of the Premises, changes, modifications ications, alterations, additional sprinkler heads or other equipment are required by the Board of Fire Underwriters or any bureau, department or official of the state or city government having jurisdiction over the Building or become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the fire insurance company insuring the Building, then Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment within the Premises.


                        ARTICLE 26 - UNAVOIDABLE DELAY
                        ------------------------------

          Except for the purpose of determining whether the Premises or any portion thereof are untenantable pursuant to any provisions of this Lease, in the event that either party shall be delayed or hindered in, or prevented from the performance of any work, service or other acts required under this Lease to be performed by such party, and such delay or hinderance is due to strikes, lockouts, acts of God, governmental restrictions, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease, or any extension thereof.

                            ARTICLE 27 - SUCCESSORS
                            -----------------------

          The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns.

                          ARTICLE 28 - GOVERNING LAW
                          --------------------------

          This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                           ARTICLE 29 - SEVERABILITY
                           -------------------------

          If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

                             ARTICLE 30 - CAPTIONS
                             ---------------------

          Article headings, section headings and titles and the table of contents to this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

                              ARTICLE 31 - GENDER
                              -------------------

          As used in this Lease, the word "person" shall mean and include where appropriate, an individual, corporation, partnership or other entity, the plural shall be substituted for the singular, and the singular for the plural, where appropriate, and words of any gender shall mean and include any other gender.

                             ARTICLE 32 - NOTICES
                             --------------------

          All notices required or permitted hereunder shall be effective when tendered to the recipient by the postal authorities and shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, addressed to the Landlord or Tenant, as the case may be, as follows:

          To Landlord:     Metropolitan Life Insurance Company
                           Suite 1910
                           600 Vine Street
                           Cincinnati, OH 45202
                           Attn:  Assistant Vice President
                                     Real Estate Investments

                           and

                           2001 Spring Road
                           Suite 400
                           Oak Brook, IL 60521-1813
                           Attn:  Vice President

                           Forest City Grant Liberty Associates
                           1400 Terminal Tower
                           Cleveland, OH 44113-2204
                           Attn:  R.H. Marques, Vice President

                           JLM Grant Liberty Associates
                           Essex Street and Route 17
                           Maywood, NJ 07607
                           Attn:  Joseph L. Muscarelle, Jr.

                           UDA Grant Liberty Associates
                           1133 Penn Avenue
                           Pittsburgh, Pennsylvania 15222
                           Attention:  Don Carter

                           WJB Grant Liberty Associates
                           c/o Omni Evaluation Services
                           P.O. Box 62310
                           Pittsburgh, PA 15241
                           Attention:  Randall Benyon

                           Burt, Hill, Kosar, Rittlemann Assoc.
                           400 Morgan Center
                           Butler, PA 16001
                           Attention:  Ralph Burt
                                       c/o Losi M. Roth

          with a copy to:  Liberty Center Venture
                           c/o Alan B. Gordon, Esquire
                           Sable, Makoroff & Gusky, P.C.
                           Seventh Floor Frick Building
                           437 Grant Street
                           Pittsburgh, PA 15219

                           James Dawson, President
                           Grant Street Associates, Inc.
                           2626 One Mellon Bank Center
                           500 Grant Street
                           Pittsburgh, PA 15219

          To Tenant:       1001 Liberty Avenue
                           Pittsburgh, PA 15222
                           Attn: David M. Taylor

          with a copy to:  Alan H. Finegold, Esquire
                           Kirkpatrick & Lockhart
                           1500 Oliver Building
                           Pittsburgh, PA 15222

                           John H. Cummings, Jr., Esquire
                           Federated Investors, Inc.
                           1001 Liberty Avenue
                           Pittsburgh, PA 15222

                           Robert S. Carey
                           The Carey Company
                           Suite 950
                           Federated Investors Tower
                           1001 Liberty Avenue
                           Pittsburgh, PA 15222

          Either party may change its address by written notice so given to the other. The notice to Grant Street Associates, Inc. as set forth above shall be required so long as Grant Street Associates, Inc. remains as the Receiver for Landlord. Landlord shall notify Tenant in the event that Grant Street Associates, Inc. is no longer the Receiver for Liberty Center Venture.

                             ARTICLE 33 - BROKERS
                             --------------------

          Landlord hereby warrants to Tenant that no real estate broker has or will represent Landlord in this transaction. Tenant hereby warrants to Landlord that no real estate broker other than The Carey Company has or will represent Tenant in this transaction. Landlord and Tenant shall indemnify each other against and hold the other harmless from all liabilities, claims, and expenses (including reasonable attorneys fees) arising out of the breach of their respective warranty. Landlord shall pay to The Carey Company a total commission in the sum of Three Hundred Thousand Dollars ($300,000.00) for all services rendered by it in connection with this Lease. Such commission shall be earned and be payable to The Carey Company only upon the execution of this Lease by both the Landlord and Tenant.

                      ARTICLE 34 - EXECUTION/COUNTERPARTS
                      -----------------------------------

          This Lease shall become effective only when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party. This Lease may be executed in multiple counterparts. Each of such fully executed copies shall be deemed original and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

                      ARTICLE 35 - RULES AND REGULATIONS
                      ----------------------------------

          Rules and Regulations for the Building are attached hereto as Exhibit
"H" and incorporated herein.   If there are inconsistencies between the Rules
and Regulations in Exhibit "H" and the Lease, the Lease provisions shall prevail. Landlord shall not be required to enforce the Rules and Regulations except to the extent necessary to prevent an adverse effect on Tenant's use and enjoyment of the Premises. Landlord will not#discriminate against Tenant in the administration of the Rules and Regulations. Tenant may use the food preparation and dining facilities currently located in the Premises as the same may be relocated by Tenant in its discretion.

                  ARTICLE 36 - NO REPRESENTATIONS BY LANDLORD
                  -------------------------------------------

          Tenant acknowledges and agrees that, except as expressly set forth in this Lease, and the exhibits hereto, there have been no representations, promises or warranties made by or on behalf of Landlord with respect to the Premises or the Land and Building or with respect to the suitability of either for the conduct of Tenant's business.

                             ARTICLE 37 - EXHIBITS
                             ---------------------

          All Exhibits attached hereto are incorporated herein by reference and made a part hereof.

                         ARTICLE 38 - ENTIRE AGREEMENT.
                         -----------------------------

          This Lease, including the Exhibits hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matters hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. This Lease supersedes the Existing Lease (except as otherwise provided in Section 2.8 hereof) and the letter of intent dated November 29, 1993 executed by Landlord and Tenant.

                ARTICLE 39 - ALTERNATIVE DISPUTE RESOLUTION
                -------------------------------------------

          (a) Except as otherwise provided in this Lease, if any dispute arises out of this Lease, either Landlord or Tenant shall have the right to invoke dispute resolution procedures pursuant to this Article by written notice to the other party. The invocation by either party of the dispute resolution procedures set forth in this Article shall serve to preclude the commencement of judicial proceedings by either party hereto during the pendency of such dispute resolution proceedings except as otherwise provided in Section 39(i) below.
Each party shall name a representative (the "Operating Manager") promptly after execution of this Lease who shall participate in the resolution of disputes pursuant to this Article. Each party may at any time replace the Operating Manager by providing written notice to the other party of the identity of its new Operating Manager. The Operating Managers shall meet within ten (10) days after receipt of written notice that dispute resolution pursuant to this Article is being invoked and shall attempt to resolve the dispute through informal discussions.

          (b) If the dispute is not resolved at such meeting by the Operating Managers, then within ten (10) days after the Operating Managers meet each Operating Manager shall refer the dispute to a senior executive (the "Senior Manager") of the party. The Senior Manager for Tenant shall be any elected officer of Tenant and for Landlord shall be as designated by the partners of Landlord. The Senior Managers shall meet (either in person or by telephone conference call) to attempt to resolve the dispute within thirty (30) days after the dispute has been referred to them. Not less than fifteen (15) days prior to the meeting of the Senior Managers, the Operating Managers shall exchange written summaries of the issues and the evidence relating to the dispute.

          (c) If the dispute is not resolved at the initial meeting of the Senior Managers, it shall be referred within thirty (30) days after the meeting of the Senior Managers to a mutually acceptable neutral advisor (the "Advisor") to be mutually selected by the parties.

          (d) The parties shall enter into an agreement with the Advisor prohibiting any ex parte contacts with the Advisor without the written consent
                -- -----
of the other party and requiring the Advisor to treat any information conveyed to him as confidential. The agreement shall provide that the Advisor will be disqualified as a trial witness, consultant, or expert for either party and that his advisory opinion of the likely outcome of any litigation of the dispute is inadmissible in any subsequent arbitration or judicial proceedings for any purpose. The agreement shall also provide that the fees and expense of the Advisor are to be divided equally between the parties, provided, however, that if the dispute is not settled and subsequently proceeds to trial or to formal arbitration, then the fees and expenses of the Advisor shall be apportioned in the same manner as costs allowed by the trial court or arbitrator, respectively.

          (e) Ten (10) days after the Advisor has been designated, each party shall submit to the Advisor, and to the other party, a Written statement of no more than thirty (30) pages summarizing the issues and underlying evidence
supporting its position.   The Advisor may in his sole discretion conduct a
mini-trial, under such rules of procedure as he shall prescribe, at which the parties shall present their respective positions on the dispute.

          (f) The Advisor shall, within thirty (30) days after his appointment, deliver to the parties his nonbinding written opinion which evaluates each party's position and concludes which party is likely to prevail at a judicial trial on the merits. Within ten (10) days after the Advisor issues such written opinion to the Parties, the Senior Managers shall meet again in an attempt to resolve the dispute.

          (g) After the procedures described in the preceding Subsections (a) through (f) have been carried out and good faith attempts to resolve the dispute pursuant thereto have failed: (i) either party may begin formal judicial proceedings relating to any dispute arising out of this Lease which is alleged to involve default by either party pursuant to this Lease; or (ii) upon written agreement of the parties the dispute may be submitted to formal arbitration by a panel of three arbitrators conducted according to the rules of arbitration of the American Arbitration Association. Such arbitration shall be held in Pittsburgh, Pennsylvania. Either party may institute a formal judicial proceeding with respect to disputes alleged to involve an Event of Default pursuant to this Lease at any time when necessary to prevent the running of any applicable statute of limitations, provided that any such judicial proceeding is thereafter stayed pending the completion of the proceedings provided for in this section.

          (h) The dispute resolution procedure set forth in this Section is intended to be a method for reaching negotiated compromises of disputes. All written or oral statements or conduct, including offers of settlement, made in the course of proceedings held hereunder shall: (i) be deemed to be confidential, (ii) not be construed as an admission of liability for any purpose, and (iii) be inadmissible in a court of law or equity for any purpose.

          (i) The existence of a dispute resolution proceeding under this section shall not be deemed to be a waiver or suspension of any rights or obligations of either Landlord or Tenant under this Lease and each party shall continue to perform its obligations under this Lease while the dispute resolution proceeding is being conducted, except that if (1) the dispute involves an Event of Default (i) described in Section 20.1(a) with respect to Tenant's Obligations to pay Basic Rent or Additional Rent, or (ii) described in
Section 20.1(c) if there is an immediate and substantial danger to life or property, or such non-performance by Tenant is in violation of an applicable law, regulation or court order, Landlord shall have the right to forego the dispute resolution provisions of this Article 39 and may, at its option, immediately commence any judicial proceedings necessary or desirable to obtain the benefit of Landlord's remedies contained in Article 20, and (2) nothing in this Article 39 shall preclude Tenant's right to forego the dispute resolution provisions of this Article 39 and seek equitable relief in one or more judicial proceedings against Landlord to enjoin actions of Landlord which prevent Tenant from using the Premises for the conduct of Tenant's business or to obtain one or more injunctions against Landlord which require that Landlord take actions in order to enable Tenant to conduct its business in the Premises as provided herein.

                           ARTICLE 40 - RECOUPMENT.
                           -----------------------

          With regard to Article 6 of this Lease, as well as any Other provisions in this Lease which require or provide for the Payment of money by Landlord to or for the benefit of Tenant, in the event that Landlord shall fail to make timely payment of such sums within thirty (30) days after receipt of written notice from Tenant stating that such payment is due, Tenant shall thereafter have the right from time to time to recoup, without additional charge, interest or penalty thereon, against any obligation of Tenant to pay Rent or other sums due under this Lease to or for the benefit of Landlord, any amount then owed by Landlord to Tenant under this Lease and not paid within thirty (30) days after Landlord's receipt of the above referenced written notice. In the event Tenant exercises such right of recoupment, Tenant shall provide written notice to Landlord of the exercise of such right of recoupment, and such notice shall contain a statement setting forth the calculation of such recoupment amount. Landlord acknowledges and agrees that the rights granted to Tenant in this Article 40 are in the nature of recoupment and not merely of set-off. In the event that any bankruptcy proceeding is commenced under Title 11 of the U.S. Code, as amended, or any successor statute (the "Bankruptcy Code"), Landlord agrees that Tenant's right to recoupment shall not be subject to the automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise and that Landlord shall not object to Tenant's right to relief from the automatic stay; provided, however, that the
                                                  --------  -------
provisions of this Article 40 shall not be construed to prevent Landlord from asserting any claim or defense relating to such claimed recoupment by Tenant in such bankruptcy proceeding regarding the amount of Rent that Tenant has withheld in exercise of its right of recoupment on the basis that the amount withheld exceeds Landlord's liability to Tenant under any of the above-referenced provisions of this Lease (or other defenses or claims which Landlord may have regarding such recoupment under the terms of this Lease).

                   ARTICLE 41 - MISCELLANEOUS
                   --------------------------

          41.1 Mutual Release.  Except as otherwise provided in this Lease,
               --------------
Landlord, for itself and its successors and assigns, hereby releases Tenant, its successors and assigns, and all past, present and future partners, officers, directors, shareholders, parent corporations, affiliates, subsidiaries, agents, representatives and employees of Tenant, of and from any and all liabilities, claims, demands, and rights of action of whatever kind or nature, whether in contract or tort or in law or equity or otherwise, which it ever had, now has or may have in the future, and agrees that it will never institute any action or suit at law or in equity or otherwise against Tenant or any of Tenant's successors or assigns, or any of Tenant's past, present or future partners, officers, directors, shareholders, parent corporation or corporations, affiliates, agents, representatives or employees, nor institute or prosecute or in any way aid in the institution or prosecution of any claim, demand, action or cause of action for damages, costs, expenses, compensation or other amount for or on account of any damage or loss, known or unknown, past, present or future, arising out of, relating to or in connection with the Existing Lease or Tenant's occupancy of the Premises or any portion thereof prior to the date on which this Lease is executed and delivered by Tenant and Landlord.

          Except as otherwise provided in this Lease, Tenant, for itself and its successors and assigns, hereby releases Landlord, its successors and assigns, and all past, present and future partners, officers, directors, shareholders, parent corporations, affiliates, subsidiaries, agents, representatives and employees of Landlord, of and from any and all liabilities, claims, demands, and rights of actions of whatever kind or nature, whether in contract or tort or in law or equity or otherwise, which it ever had, now has or may have in the future, and agrees that it will never institute any action or suit at law or in equity or otherwise against Landlord or any of Landlord's successors or assigns, or any of Landlord's past, present or future partners, officers, directors, shareholders, parent corporation or corporations, affiliates, agents, representatives or employees, nor institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action for damages, costs, expenses, compensation or other amount for or on account of any damage or loss, known or unknown, past, present or future, arising out of, relating to or in connection with the Existing Lease or Tenant's occupancy of the Premises or any portion thereof prior to the date on which this Lease is executed and delivered by Tenant and Landlord.

          41.2 Old Escalation Billing. Upon execution of this Lease by the
               ----------------------
Landlord and Tenant, the Tenant shall pay to Landlord the sum of Seven Hundred Seventy-Three Thousand One Hundred Forty-Three Dollars ($773,143.00) as a complete and final payment for all back escalation and overtime HVAC charges
currently due and owing by Tenant to Landlord under the Existing Lease.   A
detailed analysis of the calculation of such back escalation and overtime HVAC charges was prepared by Landlord and provided to Tenant in that certain correspondence dated May 4, 1993, at page 5, under the heading "Old Escalation Billing", and such calculation of Old Escalation Billing is hereby confirmed by Tenant.

          41.3 Sale of Building.  If the Building or Land are formally listed
                ----------------
for sale by Landlord, then Landlord shall notify the Tenant, in writing and within seven (7) days of such listing, of the listing of the Building or Land for sale and the listing price thereof. Such notice to Tenant shall not in any manner be construed as granting to Tenant any right to purchase, option to purchase, or right of first refusal concerning the Building or Land.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have hereunto respectively signed and sealed multiple originals of this Lease as of the day and year first above written.

TENANT:

FEDERATED INVESTORS, INC.

Date:  May 4, 1994                              By:  [SIGNATURE ILLEGIBLE]
      -----------------                            -----------------------------
                                                TITLE:__________________________

LANDLORD:

LIBERTY CENTER VENTURE.

                          BY: GRANT STREET ASSOCIATES, INC., as Receiver for LIBERTY CENTER VENTURE

                               By: /s/ James C. Dawson
                                  -------------------------------
                                  James C. Dawson, President


                          BY:  GRANT LIBERTY DEVELOPMENT GROUP
                               ASSOCIATES, PARTNER

                               FOREST CITY GRANT LIBERTY ASSOCIATES, Partner
                                           By:  FOREST CITY RESIDENTIAL
                                                DEVELOPMENT, INC.,
                                                General Partner

                                  By: /s/ R.H. Marques
                                     ----------------------------
                                     R.H. Marques, Vice President


                               JLM GRANT LIBERTY ASSOCIATES, Partner
                                             By:  JOS. L. MUSCARELLE, INC.,
                                                  General Partner

                                  By: /s/ Joseph L. Muscarelle
                                     ----------------------------
                                     Joseph L. Muscarelle, President

                          BY:  METROPOLITAN LIFE INSURANCE COMPANY, PARTNER

                                  By: /s/ Dennis J. Conroy
                                     ----------------------------
                                          Dennis J. Conroy
                                  Title: ASSISTANT VICE PRESIDENT